EXHIBIT 10.25EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(a)(6) OF REGULATION S-K BECAUSE DISCLOSURE OF SUCH INFORMATION WOULD CONSTITUTE A CLEARLY UNWARRANTED INVASION OF PERSONAL PRIVACY. OMISSIONS ARE IDENTIFIED AS [***].

MERGER AGREEMENT

by and among

CUDD PUMPING SERVICES, INC.,

RPC 123, LLC,

SPINNAKER OILWELL SERVICES LLC, and

CATAPULT ENERGY SERVICES GROUP, LLC

(in its capacity as the Members’ Representative and Paying Agent hereunder)

Dated as of June 30, 2023

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TABLE OF CONTENTS

Page

Article I MERGER; CLOSING2

Section 1.1.The Merger2

Section 1.2.Reserved2

Section 1.3.Surviving Charter Documents2

Section 1.4.Officers of the Surviving Company2

Section 1.5.Conversion of Units3

Section 1.6.Procedures for Members3

Section 1.7.Merger Consideration4

Section 1.8.Closing Date5

Section 1.9.Closing Deliveries5

Section 1.10.Merger Consideration Adjustment8

Section 1.11.Merger Consideration Allocation11

Section 1.12.Escrow12

Section 1.13.Paying Agent12

Section 1.14.Withholding13

Article II REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY13

Section 2.1.Organizational Status; Authorization13

Section 2.2.No Conflicts; Consents and Approvals14

Section 2.3.Capitalization of the Company14

Section 2.4.Financial Statements15

Section 2.5.Absence of Undisclosed Liabilities15

Section 2.6.Real Property; Personal Property Leases16

Section 2.7.Contracts18

Section 2.8.Employee Benefit Matters19

Section 2.9.Intellectual Property22

Section 2.10.Governmental Authorizations; Compliance with Law24

Section 2.11.Litigation25

Section 2.12.Taxes25

Section 2.13.Absence of Changes27

Section 2.14.Environmental Matters29

Section 2.15.Employment Matters30

Section 2.16.Brokers32

Section 2.17.Insurance32

Section 2.18.Title, Condition and Sufficiency of Assets32

Section 2.19.Banking Facilities; No Powers of Attorney33

Section 2.20.Accounts Receivable; Accounts Payable and Inventory33

Section 2.21.Rebates33

Section 2.22.Customers and Suppliers33

Section 2.23.Affiliate Transactions34

Section 2.24.COVID-1934

i

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Section 2.25.Investigation by the Company34

Article III REPRESENTATIONS AND WARRANTIES REGARDING THE MEMBERS35

Section 3.1.Organizational Status; Authorization35

Section 3.2.No Conflicts; Consents and Approvals35

Section 3.3.Investigation by the Members35

Article IV REPRESENTATIONS AND WARRANTIES OF PARENT36

Section 4.1.Organizational Status and Authority36

Section 4.2.No Conflicts; Consents and Approvals36

Section 4.3.Bankruptcy37

Section 4.4.Litigation37

Section 4.5.Purchase for Investment37

Section 4.6.Brokers37

Section 4.7.Investigation by Parent and Merger Sub37

Section 4.8.Foreign Person38

Article V COVENANTS OF PARTIES38

Section 5.1.Comerica Letters of Credit38

Section 5.2.Intentionally Omitted38

Section 5.3.Intentionally Omitted38

Section 5.4.Intentionally Omitted38

Section 5.5.Director and Officer Indemnification39

Section 5.6.Intentionally Omitted39

Section 5.7.Employee Benefits39

Section 5.8.Use of Name41

Section 5.9.Confidentiality and Public Announcements41

Section 5.10.Catapult Confidential Information41

Section 5.11.R&W Policy42

Section 5.12.Post-Closing Procedures for Members42

Article VI CONDITIONS PRECEDENT TO CLOSING42

Section 6.1.Intentionally Omitted42

Article VII TERMINATION43

Section 7.1.Intentionally Omitted43

Article VIII INDEMNIFICATION43

Section 8.1.Indemnification By the Members43

Section 8.2.Independent Investigation; Waiver of Other Representations44

Section 8.3.Indemnification by Parent46

Section 8.4.Indemnification Notice; Litigation Notice46

Section 8.5.Disagreement Notice46

Section 8.6.Defense of Third-Party Claims47

Section 8.7.Survival48

Section 8.8.Limitation on Certain Indemnified Losses48

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Section 8.9.Insurance Recovery50

Section 8.10.Special Rule for Fraud51

Section 8.11.Exclusive Remedy51

Section 8.12.Tax Treatment of Indemnity Payments51

Section 8.13.R&W Policy52

Article IX POST-CLOSING MATTERS52

Section 9.1.Taxes52

Section 9.2.Preservation of Books and Records57

Section 9.3.Affiliate Services58

Article X GENERAL PROVISIONS; MISCELLANEOUS58

Section 10.1.Modification; Waiver58

Section 10.2.Entire Agreement58

Section 10.3.Expenses58

Section 10.4.Further Actions58

Section 10.5.Notices58

Section 10.6.Assignment60

Section 10.7.No Third Party Beneficiaries60

Section 10.8.Counterparts60

Section 10.9.Rules of Construction60

Section 10.10.Governing Law; Jury Waiver61

Section 10.11.Consent to Jurisdiction and Forum Selection62

Section 10.12.Disclosure Schedules62

Section 10.13.Specific Performance62

Section 10.14.Time is of the Essence62

Section 10.15.Conflict Waiver; Attorney-Client Privilege63

Section 10.16.Affiliate Liability64

Section 10.17.Members’ Representative64

SCHEDULES

Schedule 1.1-PLPermitted Liens

Schedule 1.7(b)Paid-Off Closing Debt; Transaction Expenses

Schedule 1.9(a)(vii)Resignations

Schedule 1.9(a)(xiv)Third-Party Consents, Notices and Approvals

Schedule 1.10Settlement Statement Methodology; Pro Rata Percentages

Schedule 1.11(b)Allocation Principles

Schedule 2.1Organizational Status; Authorization

Schedule 2.2(a)No Conflicts (Company)

Schedule 2.2(b)Consents and Approvals (Company)

Schedule 2.3(a)Capitalization

Schedule 2.3(b)Agreements with Respect to the Membership Interests

Schedule 2.3(c)Subsidiaries

Schedule 2.4Financial Statements

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Schedule 2.5Absence of Undisclosed Liabilities

Schedule 2.6(a)Facilities

Schedule 2.6(b)Real Property Leases

Schedule 2.6(c)Personal Property Leases

Schedule 2.7Material Contracts

Schedule 2.8(a)Employee Benefit Plans

Schedule 2.8(j)Transaction Bonuses

Schedule 2.9(a)Company’s Intellectual Property

Schedule 2.9(c)Customized Software

Schedule 2.10(a)(i)Compliance with Required Governmental Authorizations

Schedule 2.10(a)(ii)Required Governmental Authorizations

Schedule 2.10(b)Compliance with Laws

Schedule 2.11Litigation

Schedule 2.12Taxes

Schedule 2.13Absence of Certain Changes

Schedule 2.14Environmental Matters

Schedule 2.15(a)(i)Company Employees

Schedule 2.15(a)(ii)Company Individual Service Providers

Schedule 2.15(a)(iii)Compliance with Laws Relating to Labor

Schedule 2.15(e)Severance Arrangements

Schedule 2.15(g)Work Authorization

Schedule 2.16Brokers (Company)

Schedule 2.17Insurance

Schedule 2.18Title, Condition and Sufficiency of Assets

Schedule 2.19Banking Facilities; Powers of Attorney

Schedule 2.20(a)Accounts Receivable

Schedule 2.20(b)Accounts Payable

Schedule 2.20(c) Inventory

Schedule 2.21Rebates

Schedule 2.22Material Customers and Suppliers

Schedule 2.23Affiliate Transactions

Schedule 3.2(a)No Conflicts (Members)

Schedule 3.2(b)Consents and Approvals (Members)

Schedule 4.2No Conflicts; Consents and Approvals

Schedule 4.6Brokers (Parent)

Schedule 5.7(a)Accrued Bonuses

Schedule 9.3Affiliate Services

EXHIBITS

Exhibit ADefinitions

Exhibit BForm of Transmittal Letter

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MERGER AGREEMENT

THIS MERGER AGREEMENT (this “Agreement”), dated as of June 30, 2023 (the “Closing Date”), is entered into by and among Cudd Pumping Services, Inc., a Delaware corporation (“Parent”), RPC 123, LLC, a Delaware limited liability company (“Merger Sub”), Spinnaker Oilwell Services LLC, a Delaware limited liability company (the “Company”), and Catapult Energy Services Group, LLC, a Delaware limited liability company, solely in its capacity as the Members’ representative as set forth in forth in Section 10.17 (“Members’ Representative”) and in its capacity as Paying Agent.  Each of the foregoing is referred to herein as a “Party” and collectively are referred to as the “Parties.”

RECITALS

WHEREAS, Parent has formed Merger Sub solely for the purpose of merging it with and into the Company, as more specifically set forth below, with the Company continuing as the surviving limited liability company and as a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, Parent desires to acquire the Company, which is engaged in the business of oil and gas cementing services in Texas, New Mexico, Oklahoma, Kansas and Arkansas (the “Business”), through the Merger;

WHEREAS, the board of  managers and the Members of the Company holding at least a majority of the Company Membership Interests have (i) approved this Agreement and declared that it is advisable to enter into this Agreement providing for the merger of the Merger Sub with and into the Company, with the Company as the surviving entity, in accordance with the Delaware Limited Liability Company Act (as amended, the “Act”), upon the terms and subject to the conditions set forth herein and; (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in accordance with the Act, upon the terms and conditions contained herein;

WHEREAS, the Members of the Company holding at least a majority of the Company Membership Interests have executed and delivered to the Company letters of transmittal with respect to the membership interests of the Company held thereby, in the form of Exhibit B attached hereto (the “Transmittal Letters”);

WHEREAS, the requisite number of directors of Parent and the sole member of Merger Sub have (i) approved this Agreement and declared that it is advisable and in the best interests of Parent to enter into this Agreement providing for the merger of the Merger Sub with and into the Company, with the Company as the surviving entity, in accordance with the Act, upon the terms and subject to the conditions set forth herein and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in accordance with the Act, upon the terms and conditions contained herein;

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement; and

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WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in Exhibit A attached hereto.

AGREEMENT

NOW, THEREFORE, in consideration of these recitals and the respective representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Article I
MERGER; CLOSING
Section 1.1.The Merger.  Subject to and in accordance with the terms and conditions set forth in this Agreement, at the Closing, Merger Sub and the Company shall duly prepare, execute and acknowledge a certificate of merger (the “Certificate of Merger”) in accordance with Section 18-209 of the Act that shall be filed with the Secretary of State of the State of Delaware at such time and in accordance with the provisions of the Act. The Merger shall become effective at 12:01 a.m. Central Standard Time on July 1, 2023 (the “Effective Time”). In accordance with the Act, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate limited liability company existence of Merger Sub shall cease, and the Company shall continue as the surviving limited liability company under the Laws of the State of Delaware (the “Surviving Company”).  From and after the Effective Time, the Merger shall have the effects set forth in Section 18-209(g) of the Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become debts, liabilities, obligations and duties of the Surviving Company.
Section 1.2.Reserved.
Section 1.3.Surviving Charter Documents.  At the Effective Time and without any further action on the part of the Company or Merger Sub, (a) the certificate of formation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of formation of the Surviving Company as of the Effective Time, until duly amended in accordance with such certificate and applicable Law and (b) the limited liability company agreement of Merger Sub, as in effect immediately prior to the Effective Time and subject to Section 5.5(a), but reflecting any necessary amendments to reflect changes in the name, shall be the limited liability company agreement of the Surviving Company as of the Effective Time (the “Surviving Company LLC Agreement”), until duly amended as provided therein or in accordance with applicable Law.
Section 1.4.Officers of the Surviving Company.  At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company, each of such officers to hold office, subject to the applicable provisions of the Act and the certificate of formation of the Surviving Company and the Surviving Company LLC Agreement.

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Section 1.5.Conversion of Units.
(a)On the terms and subject to the conditions in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any Person, (i) each issued and outstanding membership interest of the Company (the “Company Membership Interest” and collectively, the “Company Membership Interests”) issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall, by virtue of the Merger and without any action on the part of the Members, forthwith cease to exist and be automatically converted into and represent the right to receive, such Members’ Pro Rata Percentage of the Closing Amount, as may be adjusted in accordance with Section 1.10 and such Member’s Transmittal Letter, in cash without interest, and (ii) each membership interest of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into a membership interest in the Surviving Company, as such membership interest is provided for by the Surviving Company LLC Agreement.  As of the Effective Time, the membership interests of Merger Sub shall no longer be outstanding and shall automatically be canceled and cease to exist, and the holder of such membership interests shall cease to have any rights with respect thereto, except the right to have such membership interest converted into membership interests in the Surviving Company, as provided herein.
(b)After giving effect to the transactions contemplated by this Agreement, (i) each Member shall cease to have any rights as an equityholder of the Company, except as otherwise required by applicable Law, and no transfer of the Company Membership Interests shall be made on the transfer books of the Surviving Company, and (ii) Parent shall be the holder, directly or indirectly, of all of the issued and outstanding membership interests of the Surviving Company.
Section 1.6.Procedures for Members.  The portion of the Closing Amount to be paid to the Members for their Company Membership Interests in accordance with the amounts set forth opposite their respective names on Schedule 1.10 and such Member’s Transmittal Letter shall be paid by Parent to the Paying Agent at Closing and thereafter the Paying Agent shall, following receipt of the Transmittal Letter from a Member, pay to such Member the portion of the Closing Amount such Member is entitled to receive as set forth on Schedule 1.10, in cash or other immediately available funds to such Member’s account as set forth in such Member’s Transmittal Letter. For the avoidance of doubt, Parent’s sole obligation with respect to the payment of the Closing Amount shall be to pay to the Paying Agent such Closing Amount as described in the first sentence of this Section 1.6 as may be adjusted in accordance with Section 1.10.  The Member will only receive its portion of the Closing Amount following such Member’s delivery to the Paying Agent (and receipt by the Paying Agent thereof) of a duly completed and executed Transmittal Letter, including all exhibits thereto, and acknowledgement of such Member’s representations and warranties, and covenants set forth or referenced therein.  The amounts paid pursuant to this Section 1.6 and Section 5.12, if any, shall be deemed to be full payment and satisfaction of all rights pertaining to the Company Membership Interests represented by such Transmittal Letter, except for any rights of the Members to the remaining components of the Merger Consideration.  Until the Transmittal Letter (including the making by such Member of the representations and warranties, and covenants set forth or referenced therein) is delivered to the Paying Agent by a

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Member, as contemplated by this Section 1.6, such Member’s Company Membership Interests shall be deemed at any time after the Closing to represent only the right to receive the amounts determined pursuant to this Section 1.6 and Section 5.12, if any, subject to the delivery of the Transmittal Letter.  If a Member delivers to the Paying Agent a Transmittal Letter after the Closing, the Paying Agent shall promptly, but no later than five (5) days after its receipt of the Transmittal Letter, provide a copy of such executed Transmittal Letter to Parent in accordance with the notice provisions in Section 10.5; provided, that for purposes of this sentence, notice may be provided solely by electronic mail.  Any portion of the amount paid to the Paying Agent pursuant to this Agreement that remains unclaimed by any Member one (1) year after the Closing shall, to the extent permitted by applicable Law, be returned to Parent, and any Member who has not submitted a Transmittal Letter to receive its applicable consideration prior to such time shall thereafter look only to Parent for payment thereof without any interest thereon (subject to abandoned property, escheat or similar Laws). Notwithstanding any provision of this Agreement to the contrary, neither Parent, the Surviving Company, the Paying Agent nor the Members’ Representative shall be liable to any Member in respect of any Company Membership Interest or monetary obligation derived therefrom that has been delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

Section 1.7.Merger Consideration.
(a)The aggregate consideration for the Merger and the other transactions contemplated by this Agreement shall be an amount equal to the aggregate sum of (A) $79,500,000.00 USD (the “Base Price”), (B) plus the amount of the Final Closing Cash, if any, (C) minus, the amount of the Closing Debt, if any, (D) plus the Final Working Capital Positive Adjustment or minus the Final Working Capital Negative Adjustment, as applicable, as determined pursuant to Section 1.10, and (E) minus the unpaid Transaction Expenses (collectively, the “Merger Consideration”).  The Merger Consideration shall be paid in accordance with Sections 1.7(b) and 1.10.  The Merger Consideration shall be allocated among the Members as set forth on the Funds Flow Memorandum.
(b)Upon the terms and subject to the satisfaction or waiver of the conditions contained in this Agreement, in consideration of the aforesaid Merger, Parent shall pay at Closing:
(i)on behalf of the Company, the Paid-Off Closing Debt set forth on Schedule 1.7(b) to all holders of such Paid-Off Closing Debt, in the amounts owed to each such holder thereof and as set forth and agreed to by Members’ Representative and Parent pursuant to the Funds Flow Memorandum, for purposes of satisfying in full such Paid Off Closing Debt, to the accounts designated in the applicable Payoff Letter with respect thereto;
(ii)on behalf of the Members and the Company, the unpaid Transaction Expenses set forth on Schedule 1.7(b) to all service providers of such unpaid Transaction Expenses, in the amounts owned to each service provider thereof and as set forth and agreed to by Members’ Representative and Parent pursuant to the Funds Flow Memorandum, for purposes of satisfying in full such unpaid

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Transaction Expenses, to the accounts designated on the Funds Flow Memorandum;

(iii)to the Escrow Agent, the Escrow Amount paid in cash by wire transfer of immediately available funds per the terms of the Escrow Agreement;
(iv) to the Escrow Agent, Parent’s 50% of the Escrow Agent’s fee with respect to the Escrow Agreement;
(v) to the R&W Policy insurer, Parent’s 50% of all premiums, fees, costs and expenses payable at the Closing with respect to or in connection with the binding and issuance of the R&W Policy;
(vi)to the insurance provider of Tail Coverage pursuant to Section 5.5(b), all cost and expenses relating to the Tail Coverage due; and
(vii)to the Paying Agent, for distribution to each Member as set forth in Section 1.6, an amount in dollars in the aggregate equal to the sum of the Closing Date Merger Consideration minus the Escrow Amount (collectively, the “Closing Amount”), paid in cash or other immediately available funds to the accounts and in the amounts set forth in such Member’s Transmittal Letter.
Section 1.8.Closing Date.  The closing of the transactions (the “Closing”) provided for in this Agreement will take place at the offices of Locke Lord LLP, 600 Travis Street, Suite 2800, Houston, Texas 77002, at the Effective Time via the exchange of documents and signatures by PDF transmission and wire transfers in accordance with the Funds Flow Memorandum, on the Closing Date.
Section 1.9.Closing Deliveries.
(a)At the Closing, Members’ Representative shall deliver, or shall cause to be delivered, to Parent the following:
(i)the Certificate of Merger, duly executed by the Company;
(ii)the Escrow Agreement, duly executed by the Members’ Representative;
(iii)a certificate of good standing (or its equivalent) of the Company issued by the Secretary of State of the state of its organization, dated within ten (10) calendar days of the Closing Date and certificates of qualification to do business as a foreign limited liability company issued by the appropriate Governmental Authority of each state in which the nature of the Business or the ownership of assets in such state would require the Company to be qualified to do business in such state, each dated within ten (10) calendar days of the Closing;

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(iv)evidence of termination of the Advisory Services, Reimbursement and Indemnification Agreement, dated May 30, 2014, by and between the Company, Catapult, NGP X US Holdings, L.P. and NGP Energy Technology Partners II, L.P. (the “Advisory Services Agreement”);
(v)an IRS Form W-9 with respect to each Member receiving any Merger Consideration (or, if a Member is disregarded as an entity separate from another Person for U.S. federal income Tax purposes, such other Person), duly completed and executed by such Member;
(vi)duly executed Payoff Letters in accordance with Section 1.7(b)(i);
(vii)duly executed resignations of the officers and managers of the Company set forth on Schedule 1.9(a)(vii);
(viii)a transition services agreement (the “Transition Services Agreement”), duly executed by Catapult and the Company;
(ix)evidence of the Company’s receipt of Tail Coverage in accordance with Section 5.5(b);
(x)restrictive covenant agreements (the “Restrictive Covenant Agreements”), duly executed by each party thereto;
(xi)the Funds Flow Memorandum, duly executed by the Company and the Members’ Representative;
(xii)a certificate of an officer of the Company certifying that (A) attached thereto are true and complete copies of (1) the resolutions adopted by the board of managers and the Members of the Company holding at least a majority of the Company Membership Interests authorizing the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and (2) the Members of the Company holding at least a majority of the Company Membership Interests have approved the Merger and adopted this Agreement, in accordance with the Act and the Charter Documents of the Company, and (B) all such resolutions are in full force and effect and are the resolutions adopted in connection with the transactions contemplated hereby and thereby;
(xiii)a certificate of the authorized signatory of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder;
(xiv)all third party consents, notices or approvals listed on Schedule 1.9(a)(xiv);

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(xv)the Transmittal Letters, duly executed by the Members of the Company holding at least a majority of the Company Membership Interests;
(xvi)evidence that the Company has taken all such action as is necessary to no longer be a participating employer in the Parent’s 401(k) retirement plan, effective as of the day prior to the Closing Date;
(xvii)evidence of termination of the Voting and Transfer Restriction Agreement, dated May 30, 2014, by and among the Company, the Management Owners (as defined therein) and certain other Members, and all related addendums thereto;
(xviii)evidence of assignment to Catapult of the Engagement Letter, by and between the Company and FMI Capital Advisors, Inc., dated October 30, 2018; and
(xix)such other documents or instruments as Parent reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.
(b)At the Closing, Parent shall deliver, or shall cause to be delivered, to the Members’ Representative:
(i)the Closing Amount to the Paying Agent in accordance with Section 1.7(b)(iv)  and the other amounts due at Closing set forth in Section 1.7(b);
(ii)the Restrictive Covenant Agreements, duly executed by Parent;
(iii)the Escrow Agreement, duly executed by Parent;
(iv)a copy of the final R&W Policy which will be bound and effective on the Closing Date;
(v)resolutions adopted by the requisite number of directors of Parent and the sole member of Merger Sub authorizing and approving the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby;
(vi)a certificate of the authorized signatory of each of the Parent and Merger Sub certifying the names and signatures of the officers of the Parent and Merger Sub authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder;
(vii)the Funds Flow Memorandum, duly executed by Parent and Merger Sub; and

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(viii)such other documents or instruments as Members’ Representative reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.
Section 1.10.Merger Consideration Adjustment.
(a)Determination of Closing Date Merger Consideration Adjustments.  The Members’ Representative shall prepare and deliver, or caused to be prepared and delivered, to Parent a preliminary statement (the “Estimated Settlement Statement”), showing in reasonable detail the reasonable good faith estimate, as of the Effective Time (the “Balance Sheet Time”), of each of (A) the balance sheet of the Company (the “Estimated Closing Date Balance Sheet”), (B) the Closing Cash (the “Estimated Closing Cash”), (C) the Closing Debt (the “Estimated Closing Debt”), (D) the unpaid Transactions Expenses (the “Estimated Closing Transaction Expenses”) and (E) a statement setting forth the amount by which the Merger Consideration is to be adjusted pursuant to this Section 1.10(a) (in all cases, subject to true-up in accordance with Sections 1.10(b) and (c)), which shall be used for purposes of determining the Closing Amount to be paid by Parent at the Closing pursuant to Section 1.7(b) and Section 1.10.  The Estimated Settlement Statement, including the Estimated Closing Date Balance Sheet, the Estimated Closing Cash, the Estimated Closing Debt and the Estimated Closing Transaction Expenses shall each be prepared, calculated and determined in accordance with GAAP as in effect at the Balance Sheet Time, except where there is an inconsistency between GAAP and this Agreement, in which case this Agreement shall be controlling, and in accordance with the policies, practices and methods set forth on Schedule 1.10 and together with appropriate supporting calculations and documentation. The Parties shall in good faith attempt to agree in writing on the Estimated Settlement Statement as soon as possible after Parent’s receipt of the Estimated Settlement Statement.  The Estimated Settlement Statement, as agreed upon in writing by the Parties, shall control for purposes of all payments to be made at Closing. The Parties agree that each Member’s pro rata percentage of the total Merger Consideration shall be set forth on Schedule 1.10 (“Pro Rata Percentage”).
(b)Determination of Post-Closing Merger Consideration Adjustments.
(i)No later than ninety (90) days after the Closing Date, Parent will prepare and deliver to Members’ Representative a written statement (the “Parent Closing Statement”) showing in reasonable detail, as of the Balance Sheet Time, (A) the balance sheet of the Company (the “Initial Closing Date Balance Sheet”), (B) Parent’s reasonable good faith written calculation of the Closing Cash (the “Initial Closing Date Cash”), (C) Parent’s reasonable good faith written calculation of the Working Capital (the “Initial Closing Date Working Capital”), (D) Parent’s reasonable good faith written calculation of the unpaid Transaction Expenses (the “Initial Closing Date Transaction Expenses”) and (E)  Parent’s reasonable good faith written calculation of the Closing Debt (the “Initial Closing Date Debt”).  The Initial Closing Date Balance Sheet, the Initial Closing Date Cash, the Initial Closing Date Working Capital, the Initial Closing Date Transaction Expenses and the Initial Closing Date Debt (collectively, the “Initial Closing Date Items”) shall each be

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prepared, calculated and determined in accordance with GAAP as in effect at the Balance Sheet Time, except where there is an inconsistency between GAAP and this Agreement, in which case this Agreement shall be controlling, and in accordance with the policies, practices and methods set forth on Schedule 1.10 and together with appropriate supporting calculations and documentation.
(ii)If the Members’ Representative disputes any item in the Parent Closing Statement, within forty-five (45) days of receipt thereof (the “Dispute Deadline”), the Members’ Representative shall provide written notice of such dispute, setting forth in reasonable detail those Initial Closing Date Items that Members’ Representative disputes, the amounts of any adjustments that are necessary in Members’ Representative’s judgment for the computations of the disputed Initial Closing Date Items to conform to the requirements of this Agreement, and the basis for Members’ Representative’s suggested adjustments together with reasonable working papers and supporting detail (a “Dispute Notice”).  During the period prior to the Dispute Deadline, the Members’ Representative and its Representatives shall be provided by Parent with reasonable access during normal business hours to the Books and Records of the Surviving Company, Representatives of the Surviving Company and the Parent as they may reasonably request to enable them to evaluate the Initial Closing Date Items; provided, however, that the Members’ Representative and its Representatives will conduct such review in a manner that does not unreasonably interfere with the conduct of the businesses of Parent, the Surviving Company or their respective Representatives.  If the Members’ Representative provides such a Dispute Notice, then the Members’ Representative and Parent shall, during the thirty (30) day period following delivery of a Dispute Notice, negotiate in good faith with a view to resolving such dispute.  If the Members’ Representative fails to provide a Dispute Notice prior to the Dispute Deadline, then the Parent Closing Statement shall be deemed to be the “Final Working Capital,” the “Final Closing Cash,” the “Final Closing Date Balance Sheet,” the “Final Closing Transaction Expenses,” and the “Final Closing Debt” respectively, which, in each case, shall be deemed final, conclusive and binding upon all Parties for all purposes of this Agreement. Any matters set forth in the Parent Closing Statement that are not included in a timely delivered Dispute Notice (as defined below) will be deemed accepted by Members’ Representative (on behalf of itself and the other Members) and Parent’s determination of such matters will be final, conclusive and binding upon the Parties for all purposes of this Agreement.
(iii)If the Members’ Representative and Parent are unable to resolve all items in the Dispute Notice within the thirty (30) day period set forth in Section 1.10(b)(ii), then Parent and the Members’ Representative shall promptly jointly request that the Independent Accounting Firm make a binding determination as to the items remaining in dispute (the “Remaining Dispute Items”) in accordance with this Agreement.  The Independent Accounting Firm will, under the terms of its engagement, have no more than the earlier of (A) thirty (30) days from the date of referral and (B) ten (10) Business Days after the final submission of information by

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Parent and Members’ Representative within which to render its written decision with respect to the Remaining Dispute Items. The Independent Accounting Firm shall review such submissions and base its determination solely on such submissions.  In resolving any such dispute, the Independent Accounting Firm may not assign a value to any item greater than the maximum value for such item claimed by Members’ Representative or Parent, as applicable, or less than the minimum value for such item claimed by Members’ Representative or Parent, as applicable.  The decision of the Independent Accounting Firm, absent manifest error, shall be deemed final and binding upon the Parties and enforceable by any court of competent jurisdiction, and following such decision, the Independent Accounting Firm shall issue the final Initial Closing Date Balance Sheet (which shall be the Final Closing Date Balance Sheet and shall be binding on the Parties to this Agreement) and the Final Merger Consideration. The fees and expenses of the Independent Accounting Firm shall be allocated to and paid by Parent, on the one hand, and the Members’ Representative (on behalf of the Members), on the other hand, based upon the percentage that the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party, as determined by the Independent Accounting Firm.  For instance, if Members’ Representative challenges the calculation of the proposed adjustment amount in the proposed Parent Closing Statement by an amount of $100,000, but the Independent Accounting Firm determines that Members’ Representative has a valid claim for only $40,000, Members’ Representative (on behalf of the Members) shall bear 60% (i.e., $60,000/$100,000) of the fees and expenses of the Independent Accounting Firm and Parent shall bear the other 40% of such fees and expenses (i.e., $40,000/$100,000). The Independent Accounting Firm may not award interest, damages or penalties.
(iv)The “Final Working Capital,” the “Final Closing Cash,” the “Final Closing Transaction Expenses,” and the “Final Closing Debt,” and resulting Merger Consideration (the “Final Merger Consideration”) shall be calculated using the Final Closing Date Balance Sheet and in accordance with Section 1.10(b)(ii) and (iii).
(c)Payment following the Post-Closing Merger Consideration Adjustments.  Following the final determination of the Final Merger Consideration, if (i) the Final Merger Consideration is equal to the Closing Date Merger Consideration, then Parent and the Members’ Representative shall, within two (2) Business Days following such determination, deliver joint written instructions to the Escrow Agent authorizing the Escrow Agent to release the Merger Consideration Escrow Amount to Members’ Representative (for distribution to the Paying Agent for further distribution to the Members in accordance with Section 5.12), (ii)  the Final Merger Consideration is greater than the Closing Date Merger Consideration, then (a) Parent and the Members’ Representative shall, within two (2) Business Days following such determination, deliver joint written instructions to the Escrow Agent authorizing the Escrow Agent to release the Merger Consideration Escrow Amount to, or as directed by, Members’ Representative and (b) Parent shall pay to Members’ Representative (for distribution to the Paying Agent for

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further distribution to the Members in accordance with Section 5.12) an amount equal to the difference by which the Final Merger Consideration is greater than the Closing Date Merger Consideration, or (iii) the Final Merger Consideration is less than the Closing Date Merger Consideration (the amount equal to the difference by which the Final Merger Consideration is less than the Closing Date Merger Consideration, the “Shortfall”), Parent and the Members’ Representative shall, within two (2) Business Days following such determination, (a) deliver joint written instructions to the Escrow Agent authorizing the Escrow Agent to release from the Merger Consideration Escrow Amount to Parent an amount equal to the Shortfall and (b) release any remaining Merger Consideration Escrow Amount still in the escrow to the Members’ Representative (for distribution to the Paying Agent for further distribution to the Members in accordance with Section 5.12), and if the Merger Consideration Escrow Amount is not sufficient to cover the Shortfall, at the Parent’s sole discretion, (1) the Members’ Representative, on behalf of the Members, shall pay to Parent an amount equal to that portion of the Shortfall that is in excess of the Merger Consideration Escrow Amount, (2) Parent and the Members’ Representative shall, within two (2) Business Days following such determination, deliver joint written instructions to the Escrow Agent authorizing the Escrow Agent to release to Parent from the Indemnity Escrow Amount an amount equal to that portion of the Shortfall that is in excess of the Merger Consideration Escrow Amount or (3) any combination of (1) and (2).  All payments pursuant to this Section 1.10(c) shall be made by wire transfer of immediately available funds to an account or accounts designated in advance by the Members’ Representative or Parent, as applicable, and shall be made on or prior to the fifth (5th) Business Day following the final determination of the Final Merger Consideration.
Section 1.11.Merger Consideration Allocation.
(a)The Parties hereby agree and acknowledge that pursuant to Situation 2 of Revenue Ruling 99-6, 1999-1 C.B. 432, the Merger will be treated for federal income Tax purposes as a purchase of the assets of the Company by Parent, and by the Members as a sale under Code Section 741 of their respective Company Membership Interests (collectively, the “Tax Treatment”). The Parties hereto shall (i) file all Tax Returns in a manner consistent with the foregoing treatment and (ii) not take any position inconsistent with the foregoing Tax Treatment, in each case, except as required by applicable Law or a “determination” within the meaning of Section 1313(a) of the Code.
(b)Parent and the Members’ Representative agree to allocate the Merger Consideration among the assets of the Company consistent with and in accordance with Sections 741, 751, 755 and 1060 of the Code and the rules and Treasury Regulations promulgated thereunder (the “Merger Consideration Allocation”), provided, that the Merger Consideration Allocation shall be prepared in a manner consistent with the principles and methodologies of Schedule 1.11(b) (the “Allocation Principles”). Parent and Members’ Representative will in good faith negotiate and agree on the Merger Consideration Allocation as soon as practicable after the Parent delivers to the Members’ Representative the information required under Section 1.11(b), which information shall include Parent’s proposed Merger Consideration Allocation based on the Allocation Principles.  Parent and Members’ Representative shall use the same procedures provided

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in Section 1.11(b), applied mutatis mutandis (provided that, Independent Accounting Firm shall be bound by and follow the Allocation Principles when resolving any disputed items or matters), to agree upon and finalize the Merger Consideration Allocation and to resolve any disputes relating thereto. Parent and the Members also shall allocate and report any adjustments to the Merger Consideration in accordance with Treasury Regulations Sections 1.755-1 and 1.1060-1(e), as applicable, and any allocations made as a result of such adjustments shall become part of the Merger Consideration Allocation.  The Merger Consideration Allocation shall be revised after all adjustments, if any, have been made in accordance with this Section 1.11.  With respect to Asset Class V of the Allocation Principles, Parent and the Members hereby agree that, at Parent’s sole cost and expense, Parent shall engage Stout Risius Ross, LLC (“Stout”) to conduct a valuation of such assets and deliver a valuation report pursuant to the Allocation Principles (the “Stout Valuation Report”). Prior to the completion of the Stout Valuation Report, the Members’ Representative shall be permitted to review and comment on the Stout Valuation Report; provided, that for the avoidance of doubt, the final Stout Valuation Report shall be subject to the final approval of Parent (such approval not to be unreasonably witheld, conditioned or delayed), Parent’s independent auditor and Stout.  Parent and the Members hereby agree that they will report the federal, state, foreign and other Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Merger Consideration Allocation (as finally determined in accordance with the provisions of this Section 1.11) and agree to act in accordance with the Merger Consideration Allocation as finally determined in accordance with the provisions of this Section 1.11) in the preparation and filing of all Tax Returns (including to the extent required filing Form 8594 with their respective federal income Tax Returns for the taxable year that includes the Closing Date and any other forms or statements required by the Code, Treasury Regulations, the Internal Revenue Service or any applicable state or local Governmental Authority) and in the course of any Tax audit, Tax review or Tax litigation relating thereto; provided, however, that neither the Members or any of their Affiliates nor Parent or any of its Affiliates will be obligated to litigate any challenge to such allocation of the Merger Consideration by a Governmental Authority.  The Parties hereto will promptly inform one another of any challenge by any Governmental Authority to any allocation made pursuant to this Section 1.11 and agree to consult and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, such challenge.
Section 1.12.Escrow.  At the Closing, the Escrow Amount shall be placed in an escrow account to be held by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement as security for the Members’ Representative’s obligations, if any, with respect to the Merger Consideration adjustment as set forth in Section 1.10(c) and to satisfy any claims for which Parent Indemnified Parties are entitled to indemnification pursuant to Article VIII.  Parent, on one hand, and the Members’ Representative on behalf of the Members, on the other hand, will share equally the payment of any fees and expenses payable to the Escrow Agent pursuant to the Escrow Agreement.
Section 1.13.Paying Agent.  Catapult shall act as the paying agent (the “Paying Agent”) for the purpose of distributing any Merger Consideration to the Members.  Provided that Parent has made the payments to the Paying Agent as contemplated in this Agreement, neither Parent nor

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its Affiliate (including the Surviving Company) shall have any liability to the Members in regard to the payments to be made from the Paying Agent to the Members pursuant to Section 1.6 or Section 5.12 nor shall Parent or the Paying Agent have any liability in respect of any allocations and adjustment pursuant to Section 1.11 or with respect to the determination of the Pro Rata Percentages.
Section 1.14.Withholding.  Parent shall be entitled to deduct and withhold from the Merger Consideration and any other amounts payable or otherwise deliverable to any Person pursuant to this Agreement such amounts as Parent is required to deduct or withhold therefrom under the Code, or any Tax law, with respect to the making of such payment; provided, that, prior to making any such deduction or withholding, Parent has provided the payee at least five (5) days advance written notice of such intention to deduct or withhold and has reasonably cooperated with the payee to seek to reduce or eliminate any such deduction or withholding. To the extent that any amounts are deducted or withheld by Parent pursuant to and in accordance with the foregoing provisions and are timely remitted to the appropriate Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom or to which such amounts would otherwise have been paid by Parent.
Article II
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article II with respect to the Company are true and correct as of the date hereof, except as set forth in the Disclosure Schedules.

Section 2.1.Organizational Status; Authorization.  The Company is duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite company power and authority to conduct the Business and to own or lease its Assets and Properties, as now conducted, owned or leased.  Except as set forth on Schedule 2.1, the Company is duly qualified to do business in each jurisdiction where required, except to the extent the failure to be so qualified would be immaterial to the Business. Complete copies of the Charter Documents of the Company have been made available to Parent or its Representatives. The execution and delivery by the Company of Transaction Documents to which the Company is a party, and the performance by the Company of its obligations hereunder and thereunder have been duly and validly authorized by all necessary action required on the part of the Company.  The Transaction Documents to which the Company is a party have been duly and validly executed and delivered by the Company and, assuming that such Transaction Documents have been duly executed and delivered by the Party seeking to enforce such Transactions Documents, constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar Laws relating to or affecting the enforcement of creditors’ rights generally, or by general equitable principles (regardless of whether enforcement is considered in a proceeding at Law or in equity).

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Section 2.2.No Conflicts; Consents and Approvals.
(a)Except as set forth on Schedule 2.2(a), the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in (i) any breach or violation of or default under the Charter Documents of the Company, (ii) any breach or violation of or default under any Law, judgment or Governmental Authorization applicable to the Company or its Assets and Properties, (iii) any breach or violation of, default under, termination or right to terminate or required payment under, in each case in any material respect, any mortgage, lease, agreement, deed of trust, indenture or any other instrument to which the Company is a party or by which the Company or any of its Assets and Properties are bound, or (iv) the creation or imposition of any Liens (other than Permitted Liens) on any Assets or Properties of the Company.
(b)Except as set forth on Schedule 2.2(b), no consent, approval, waiver, authorization or other order of or filing with any third party or any Governmental Authority is required on the part of the Company in connection with the Company’s execution and delivery of this Agreement and the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.
Section 2.3.Capitalization of the Company.
(a)The Members collectively own beneficially and of record, one hundred percent (100%) of the issued and outstanding equity interests of the Company, free and clear of all Liens, other than those Liens that are a Permitted Encumbrance pursuant to subsections (a) or (c) of the definition of Permitted Encumbrance. The issued and outstanding equity interests of the Company consist solely of the equity interests set forth on Schedule 2.3(a) and all of the issued equity interests are owned of record by each of the Persons in the respective amounts set forth opposite the names of such Persons on Schedule 2.3(a).  All of the issued equity interests of the Company: (i) are duly authorized, validly issued, fully paid and nonassessable, (ii) were offered, sold, issued and delivered in compliance with applicable federal and state securities Laws and (iii) are not subject to, and were not issued in violation of, any preemptive rights or any other third party rights created by statute, the Charter Documents of the Company or any Contract to which the Company or any Member is a party or by which the Company or any Member is bound. Except as set forth in the Charter Documents of the Company, no Person has assigned, sold, conveyed, transferred, pledged or otherwise disposed of or granted any option or right of first refusal or offer with respect to any right, title or interest in or to such Person in the Company.  Except as set forth on Schedule 2.3(a), no such Person is a party to any Contract (other than the Charter Documents of the Company) including any option, warrant or other right to purchase from the Company any equity interests of the Company.
(b)Except as set forth on Schedule 2.3(b), the Company is not a party to any written or oral Contract that grants or issues, or has not otherwise granted, issued or agreed to grant or issue, any other equity interests in the Company, and there are no outstanding options, warrants, subscription rights, securities that are convertible into or exchangeable

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for, or any other commitments of any character relating to, any equity interests in the Company.
(c)Except as set forth on Schedule 2.3(c), the Company does not have, and since January 1, 2019 has not had, any Subsidiaries nor owns, and since January 1, 2019 has not owned, any equity securities of or equity interests in any Person.
Section 2.4.Financial Statements.
(a)Attached hereto as Schedule 2.4 are true and complete copies of (i) the audited balance sheets and statements of income as of and for the fiscal years ended as of December 31, 2020, December 31, 2021 and December 31, 2022 for the Company and (ii) the unaudited balance sheets and statements of income (the “Interim Financial Statements”) as of and for the five months ended May 31, 2023 (the “Latest Balance Sheet Date”) for the Company (collectively, the “Financial Statements”).  The Financial Statements (including the related notes and schedules) present fairly in all material respects the financial condition and results of operations of Company as of the dates and for the periods indicated, and have been prepared in accordance with GAAP, except as described on Schedule 2.4; provided, however, that the Interim Financial Statements are subject to normal year-end adjustments and lack footnotes (none of which, if presented, would materially differ from the footnotes included in the audited December 31, 2022 Financial Statements).
(b)The Company maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to prepare the financial statements of the Company and to maintain accountability for the Company’s Assets and Properties; (iii) prevention or timely detection of unauthorized acquisition, use or disposition of the Assets and Properties of the Company; and (iv) Accounts Receivable, notes and other receivables and Inventory are recorded, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.
Section 2.5.Absence of Undisclosed Liabilities.  Except for (a) liabilities specifically disclosed and reserved against in the Financial Statements, (b) executory liabilities under Contracts entered into in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of Law), which are not required by GAAP to be included on the Financial Statements or (c) as set forth on Schedule 2.5, the Company has no liabilities of a type that are required to be reflected in a balance sheet prepared in accordance with GAAP, other than liabilities incurred in the Ordinary Course of Business since the Latest Balance Sheet Date (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of Law).

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Section 2.6.Real Property; Personal Property Leases.
(a)Schedule 2.6(a) sets forth (i) under the heading “Owned Real Property,” a list of the material real property currently owned in fee simple by the Company (the “Owned Real Property”), and (ii) under the heading “Leased Real Property,” a list of all real property currently leased or subleased by the Company (the “Leased Real Property,” and together with the Owned Real Property, the “Facilities”). The Company has good title to or otherwise holds a valid leasehold interest in the Facilities and constitute all of the real property necessary to conduct the business operations of the Company, free and clear of any and all Liens, other than Permitted Liens.
(b)Each such lease described in Schedule 2.6(b) (each a “Real Property Lease”) is in full force and effect and, to the Knowledge of the Company and to the Knowledge of Catapult solely with respect to the Hobbs facility, is enforceable against the landlord that is party thereto in accordance with its terms.  Except as set forth on Schedule 2.6(b), there exists no material default or material event of default (or any event that with notice or lapse of time or both would become a material default) on the part of the Company, or, to the Knowledge of the Company and to the Knowledge of Catapult solely with respect to the Hobbs facility, any other party, under any Real Property Lease.  Except as set forth on Schedule 2.6(b), since January 1, 2019, the Company has not received any written notice of any material default under any Real Property Lease nor any other termination notice with respect thereto. Except as set forth on Schedule 2.6(b), no third party is in possession of the Leased Real Property, and to the Knowledge of the Company and to the Knowledge of Catapult solely with respect to the Hobbs facility, none of the Leased Real Property is subject to any lease, sublease, license, concession, option to purchase, purchase agreement or grant to any Person of any right relating to the use, occupancy or enjoyment of such property or any portion thereof. Except as set forth on Schedule 2.6(b), to the Knowledge of the Company, no security deposit or portion thereof deposited with respect such Real Property Lease has been applied in respect of a breach or default under such Real Property Lease which has not been redeposited in full. Except as set forth on Schedule 2.6(b), no other party to a Real Property Lease is an Affiliate of, and otherwise has any economic interest in, the Company.
(c)Each lease pursuant to which the Company leases any fixtures, furniture, equipment and any other personal property and under which the Company is required to make payments in excess of $25,000 per annum (the “Personal Property Leases”) is in full force and effect and, to the Knowledge of the Company and to the Knowledge of Catapult solely with respect to the Company Capital Leases, is enforceable against the lessor that is party thereto in accordance with its terms.  Except as set forth on Schedule 2.6(c), there exists no material default or material event of default (or any event which with notice or lapse of time or both would become a material default) on the part of the Company, or, to the Knowledge of the Company and to the Knowledge of Catapult solely with respect to the Company Capital Leases, any other party, under any Personal Property Lease.  Since January 1, 2019, the Company has not received any written notice of any material default under any Personal Property Lease nor any other termination notice with respect thereto.

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(d)Except for the Owned Real Property, the Company does not own, and has never owned, any real property. There are no unexpired options or purchase agreements, rights of first refusal or first offer or any other rights to purchase or otherwise acquire the Owned Real Property or any portion thereof, and there are no other outstanding rights or, agreements to enter into any contract for sale, ground lease or letter of intent to sell or ground lease the Owned Real Property or any portion thereof.  No portion of the Owned Real Property is leased by the Company.
(e)No Governmental Authority having jurisdiction over the Facilities or the property on which the Facilities are located has provided any written notice or order to the Company that would (i) reasonably be expected to adversely affect the operation of the Facilities as presently conducted, or (ii) be the obligation of the Company to cure.
(f)There are no condemnation or eminent domain proceedings pending or, to the Knowledge of the Company, threatened or contemplated against the Facilities or the property on which the Facilities are located, and since January 1, 2019, the Company has not received any written notice of the desire of any Person or Governmental Authority to take or use the Facilities or the property on which the Facilities are located.
(g)The operation and present use of the Owned Real Property and, to the Knowledge of the Company, items 1 and 2 under the heading “Leased Real Property” on Schedule 2.6(a) complies in all material respects with all restrictions, sub-division requirements, covenants, easements and cross-easements affecting the Facilities or the property on which the Facilities are located.
(h)Each Facility abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable appurtenant easement benefiting such Facility, and access to each Facility is provided by paved public right of way;
(i)Sufficient utilities are currently available to each Facility in size and capacity to serve the continued use thereof as currently used by the Company in the conduct of the Business.
(j)All material Governmental Authorizations necessary for the occupancy and use of the Facilities for the conduct of the Business as currently conducted have been obtained and are in full force and effect.
(k)All buildings, structures and improvements located on, fixtures contained in, and appurtenances attached to the Facilities materially conform to all applicable Laws.  All such buildings, structures, improvements, fixtures and appurtenances are in good condition and repair, subject to normal wear and tear, and, to the Knowledge of the Company, no condition exists which interferes with the economic value or use thereof.

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Section 2.7.Contracts.
(a)Schedule 2.7 contains a complete and correct list of all Material Contracts.  The term “Material Contracts” means all of the following types of Contracts to which the Company is a party:
(i)all employment and consulting Contracts with current officers, other employees or consultants of the Company which provide for annual payments by the Company in excess of $50,000;
(ii)any Contract (including any indenture) relating to Indebtedness or placing a Lien on any of the Assets and Properties of the Company;
(iii)joint venture, partnership and limited partnership agreements;
(iv)Contracts between the Company and any Person to whom the Company is obligated to pay more than $50,000 in any calendar year;
(v)Contracts between the Company and any Person who is obligated to pay more than $50,000 to the Company in a calendar year;
(vi)any Contract which places any material limitation on the method of conducting or the scope of the Company’s Business (other than the business effected by such contract or confidentiality provisions), including any Contract containing non-competition, exclusivity or most-favored nation pricing provisions materially restricting the business activities of the Company, or which materially prohibits the Company from soliciting customers or vendors, or any other business, anywhere in the world;
(vii)any Contract relating to the acquisition or divestiture of the equity, assets or business of any Person involving the Company or pursuant to which the Company has any material liability, contingent or otherwise;
(viii)any Contract with a Material Customer or Material Supplier;
(ix)any Contract providing for termination, retention, change in control or similar payments;
(x)any Contract or commitment for capital expenditures in excess of $100,000 per annum;
(xi)any Contract primarily relating to the development, ownership, use, registration, enforcement of or exercise of any rights under any Intellectual Property (excluding licenses of commercially available off-the-shelf Software having a replacement cost of less than $25,000, nonexclusive licenses to customers in the Ordinary Course of Business, and assignments and confidentiality agreements with employees and individual contractors);

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(xii)other than those entered into in the Ordinary Course of Business, any Contract of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the liabilities, obligations or Indebtedness of any other Person;
(xiii)any Contract between the Company and any Governmental Authority;
(xiv)any collective bargaining agreement or other labor agreement to or with any labor unions or other employee representatives or groups of employees; and
(xv)any Contract not otherwise disclosed in Schedule 2.7 which is material to the Business, taken as a whole.
(b)The Company has furnished or made available to Parent or its Representatives complete and correct copies of the Material Contracts listed on Schedule 2.7, and each amendment, supplement, waiver or modification thereto. All of the Material Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to the Company, and to the Knowledge of the Company and to the Knowledge of Catapult solely with respect to master services agreements with customers, with respect to each other party to the Material Contracts, and are in full force and effect and, unless terminated in connection with the consummation of the transactions contemplated hereby, shall continue to be in full force and effect on identical terms immediately following the Closing. None of the Company, nor, to the Knowledge of the Company and to the Knowledge of Catapult solely with respect to master services agreements with customers, any other party thereto, is in material default under any Material Contract, and each Material Contract is in full force and effect as to the Company and to the Knowledge of the Company and to the Knowledge of Catapult solely with respect to master services agreements with customers, as to each other party thereto.  Since January 1, 2019, the Company has not (i) received any written notice of any material default under any Material Contract or any other termination notice with respect thereto or (ii) obtained or granted in writing any material waiver of or under any provision of any such Material Contract except for routine waivers granted or sought in the Ordinary Course of Business.
Section 2.8.Employee Benefit Matters.
(a)Schedule 2.8(a) sets forth a true, complete and correct list of each Employee Benefit Plan that (i) is maintained, sponsored, contributed to, or required to be contributed to, by the Company for the benefit of any current or former employee, director, retiree, or individual independent contractor of the Company, or any spouse or dependent of such individual, or (ii) under or respect to which the Company has or may have any material liability, contingent or otherwise, including on account of any Person that at any relevant time is or has been treated as an ERISA Affiliate (each (i) and (ii), a “Company Benefit

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Plan”).  Except as provided on Schedule 2.8(a), the Company does not sponsor any Employee Benefit Plans.
(b)With respect to each Company Benefit Plan, the Company has provided or made available to Parent true, complete and correct copies of, as applicable: (i) the current plan and trust documents, with all amendments thereto (or for each Company Benefit Plan that is not written, a description thereof); (ii) the most recent summary plan description and all related summaries of material modifications; (iii) the most recent determination or opinion letter received from the IRS; (iv) the three (3) most recent annual reports (Form 5500-series, with all applicable schedules and attachments); (v) all related insurance contracts, other funding arrangements and administrative services agreements; (vi) all material notices or correspondence from or with any Governmental Authority since January 1, 2020; and (vii) all other material documents pursuant to which such Company Benefit Plan is maintained, funded and administered. No Company Benefit Plan covers employees or individual service providers of any Person other than the Company.
(c)Each Company Benefit Plan (and each related trust, insurance contract or fund) has been established, maintained, funded and administered in all material respects in accordance with its terms (and the terms of any applicable collective bargaining agreement, if applicable) and in all material respects in compliance with all applicable requirements of ERISA, the Code and all other applicable Laws, including the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended, and any guidance issued thereunder (“PPACA”).  The Company and each Person that at any relevant time could be, is or has been treated as an ERISA Affiliate (i) have been in material compliance with the requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and any similar state Laws (“COBRA”) and (ii) have been in material compliance with PPACA. The Company has not incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any material Tax, penalty or other liability under PPACA (including with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable) or under Sections 4980B, 4980D or 4980H of the Code.  There are no investigations pending or, to the Knowledge of the Company and to the Knowledge of Catapult, threatened by any Governmental Authority involving any Company Benefit Plan.  No action, suit or proceeding (other than routine claims for benefits) is pending against or, to the Knowledge of the Company and to the Knowledge of Catapult, threatened against, any Company Benefit Plan before any court or arbitrator or any Governmental Authority.
(d)Each Company Benefit Plan that is intended to be “qualified” under Section 401(a) of the Code either has received a current favorable determination from the IRS or may rely upon a current favorable opinion letter from the IRS that such Company Benefit Plan is so qualified, and, to the Knowledge of the Company and to the Knowledge of Catapult, nothing has occurred that could adversely affect the qualification of such Company Benefit Plan or its continued reliance on the opinion letter, if applicable.
(e)Neither the Company nor any ERISA Affiliate maintains, sponsors, contributes to, has an obligation to contribute to, or has any current or contingent Liability

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under or with respect to (i) any “employee pension benefit plan,” as defined in Section 3(2) of ERISA, that is or was subject to the funding requirements of Section 412 or 430 of the Code or Section 302 or Title IV of ERISA, (ii) any “multiemployer plan,” as defined in Section 3(37) or 4001(a)(3) of ERISA, (iii) any plan described in Section 413(c) of the Code or Section 4063(a) or 4064(a) of ERISA, (iv) any “multiple employer welfare arrangement,” within the meaning of Section 3(40) of ERISA, or (v) any plan, program or arrangement that provides for or promises post-retirement or post-employment medical, life insurance or other similar welfare benefits (other than health continuation coverage required by COBRA for which the covered Person pays the full cost of coverage); nor has the Company or any ERISA Affiliate ever maintained, sponsored, contributed to, or had an obligation to contribute to any such plan described above in this Section 2.8(e).
(f)With respect to each Company Benefit Plan, all contributions, distributions, reimbursements and payments (including all employer contributions, employee salary reduction contributions, and premium payments) that are due have been made within the time periods prescribed by the terms of each Company Benefit Plan, ERISA, the Code and other applicable Laws, and all contributions, distributions, reimbursements or payments for any period ending on or before the Closing Date that are not yet due have been made or properly accrued. No Company Benefit Plan has any unfunded Liability not accurately reflected on the Financial Statements.
(g)All required reports (including Form 5500 annual reports, Forms 1094-C and 1095-C, summaries of benefits and coverage, and summary annual reports) have been timely filed and distributed (as applicable) in all material respects in accordance with the applicable requirements of ERISA, PPACA, and the Code with respect to each Company Benefit Plan.
(h)With respect to each Company Benefit Plan, (i) there have been no non-exempt “prohibited transactions” (as defined in Section 406 of ERISA or Section 4975 of the Code), (ii) no “fiduciary” (as defined under ERISA) who is an employee of the Company or its Affiliates, nor, to the Knowledge of the Company and to the Knowledge of Catapult, any other fiduciary, has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Company Benefit Plan, and (iii) no claim (other than routine claims for benefits) is pending or, to the Knowledge of the Company and to the Knowledge of Catapult, threatened, and there are no facts that would give rise to or could reasonably be expected to give rise to any such claim. No act, omission or transaction has occurred that would result in the imposition on the Company of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (C) a Tax, penalty or assessment imposed pursuant to Chapter 43 of Subtitle D of the Code.
(i)The Company has no Liability for improper classification of any individual who performs or performed services for the Company in any capacity being improperly excluded from participating in a Company Benefit Plan.

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(j)Except as set forth on Schedule 2.8(j), the consummation of the transactions contemplated by this Agreement, alone, or in combination with any other event, shall not (i) entitle any current or former employee or other individual service provider of the Company (or the beneficiaries of such individuals) to any severance, change in control, transaction bonus, retention, or other similar payment under any Company Benefit Plan or otherwise or (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due to any such employee or other individual service provider (or their beneficiaries), or otherwise give rise to any obligation to fund or any Liability under any Company Benefit Plan or otherwise.
(k)No payment that is or may be made by, from or with respect to any Company Benefit Plan or otherwise to any current or former employee, officer, director or other service provider of the Company in connection with the transactions contemplated by this Agreement, alone, or in combination with any other related event, could be characterized as an “excess parachute payment” under Section 280G of the Code or could be subject to an excise tax under Section 4999 of the Code.
(l)Neither the Company nor any of its ERISA Affiliates has any indemnity or gross-up obligation for any Taxes imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state, local, or non-U.S. Tax Law).
(m)Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been operated and administered in compliance with, and is in documentary compliance with, Section 409A of the Code and the Treasury Regulations and other official guidance promulgated thereunder.
Section 2.9.Intellectual Property.
(a)Schedule 2.9(a) contains a complete and accurate list of all of the Intellectual Property owned by the Company (the “Company’s Intellectual Property”) that is covered by an issued, registration or application to any Governmental Authority, is a common law Trademark, Software, or domain name. The Company owns, or otherwise has the right to use pursuant to license, sublicense, agreement or otherwise, all items of Intellectual Property required in connection with the operation of the Business as presently conducted. All of the Company’s Intellectual Property are in good standing, are duly authorized, validly issued and enforceable and have not been cancelled. All Trade Secrets and other Confidential Information of the Company have at all times been subject to adequate measures to preserve their secrecy and confidentiality. To the Knowledge of the Company and to the Knowledge of Catapult, there are no facts, rulings or circumstances that would invalidate or render any of the Company’s Intellectual Property unenforceable.
(b)The Company’s use of its Intellectual Property, and the operation of the Business does not and shall not infringe, misappropriate or otherwise make any unlawful or unauthorized use of any of the intellectual property assets or other proprietary right of any Person. The Company has not received any written notice or other written communication claiming, alleging or suggesting that the Company has infringed,

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misappropriated or otherwise made any unlawful or unauthorized use of any of the Company’s Intellectual Property, and, to the Knowledge of the Company and to the Knowledge of Catapult, no other Person has threatened to make any such claims and there are no basis for any claims.  To Knowledge of the Company and to the Knowledge of Catapult, no third party is infringing any of the Company’s rights in any of its Intellectual Property.  The Company has not made, sent or otherwise communicated any notice or other communication claiming, alleging or suggesting that any third party has infringed, misappropriated or otherwise made any unlawful or unauthorized use of any of the Company’s Intellectual Property, or inquiring regarding whether such third party has undertaken any of the foregoing actions.  No consent or approval of any Person with respect to the Company’s Intellectual Property will be required by the consummation of the transactions contemplated hereby. There are no unresolved claims made by any Person that any use of the Company’s Intellectual Property or the activities of the Company in connection with the Company’s Intellectual Property constitutes unfair competition or are in violation or infringement of any intellectual property right of any other Person.
(c)Except as set forth on Schedule 2.9(c), the Company has licensed no Software that has been customized (excluding configuration of commercially available options) or developed by or on behalf of the Company for use in the Business.
(d)The Information Systems are operational and functioning consistent with the purposes for which they have been designed, are free from significant defects or programming errors, and conform in all material respects to the written documentation and specifications therefor, if any.  The Company owns or possesses a license or other right to use all Intellectual Property necessary to operate its Information Systems as currently operated by the Company, without any known conflict with, or infringement of, the rights of others.  None of the Information Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any intellectual property rights of the supplier thereof or any other Person.  There are no known material upgrades or additions required to be made to the Information Systems to meet the demands of the Business and its operations as of the Closing Date.
(e)The Company’s practices with regard to the collection, dissemination and use of Personal Data are and have been in accordance in all material respects with all applicable Data Security Requirements. The Company has established, implemented and maintained (i) industry standard and reasonable safeguards against the unintended destruction, loss or alteration of, and unauthorized access to, all Company Data and (ii) industry standard and reasonable physical, network, electronic and internet security procedures, protocols, security gateways and firewalls with respect to all Information Systems.  There has been no actual or suspected unauthorized disclosure or use of, or access to, any of the Company Data.  The Company is not under investigation by, subject to any monitoring or audit requirements that are ongoing or have occurred since January 1, 2019, or in receipt of any inquiries from any Governmental Authority with respect to Laws relating to data security, privacy, data procurement, use and handling, data loss, theft, and breach of security notification obligations.

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(f)The use of the names or marks listed in Section 5.8 is not material to or necessary for the operation of the Company in the ordinary course of Business.
Section 2.10.Governmental Authorizations; Compliance with Law.
(a)The Company has all material Governmental Authorizations required for the conduct of the Business as currently conducted, and except as set forth on Schedule 2.10(a)(i), is and, since January 1, 2019, has been, in compliance in all material respects with such applicable Governmental Authorizations.  All Governmental Authorizations required for the conduct of the Business as currently conducted are listed on Schedule 2.10(a)(ii) (the “Required Governmental Authorizations”), and the Company has made available true and complete copies of all such Required Governmental Authorizations. The consummation of the transactions contemplated hereby shall not interrupt or give any Governmental Authority the right to materially modify, terminate or interrupt the continuation of any Required Governmental Authorization or the conduct of the Business, in each case, solely as a result of the consummation of the transactions contemplated hereby, except for any such modification, termination or interruptions caused by Parent’s or its Affiliates’ direct or indirect ownership of the Company.
(b)Except as set forth on Schedule 2.10(b), the Company is and, since January 1, 2019, has been, in material compliance with all applicable Laws (including, for the avoidance of doubt, all applicable Anti-Corruption Laws).  The Company has not received any written notice from any Governmental Authority regarding any actual, alleged or potential violation of, or failure to comply with, any term or requirement of any Law.
(c)Neither the Company nor, to the Knowledge of the Company and to the Knowledge of Catapult, any Personnel of the Company, has: (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer or supplier, or any employee or agent of any customer or supplier, (ii) directly or indirectly given or agreed to give any money, gift or similar benefit to any official or employee of any Governmental Authority, or other Person who was, is or could reasonably be expected to be in a position to help or hinder the Business (or assist the Company in connection with any actual or proposed business transaction), including, without limitation, any customer or supplier of the Company or Representative of such customer or supplier, in each case which (x) could reasonably be expected to subject the Company to any damage or penalty in any civil, criminal or governmental Proceeding, (y) if not given in the past, could reasonably be expected to have had an adverse effect on the operations, cash flows or prospects of the Company or (z) if not continued in the future, could reasonably be expected to adversely affect the operations, cash flows or prospects of the Company or (iii) violated or is in violation of any provision of any Anti-Corruption Law.
(d)Neither the Company nor, to the Knowledge of the Company and to the Knowledge of Catapult, any Personnel of the Company has, since January 1, 2019, violated or is in violation of any Export Control Law.  Since January 1, 2019, the Company has not received written notice alleging that it is not in compliance with applicable Export Control

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Laws, and the Company has not filed any voluntary disclosures of possible violations of applicable Export Control Laws or any other export violations.  Neither the Company nor, to the Knowledge of the Company and to the Knowledge of Catapult, any Personnel of the Company (i) is named or described in any screening list maintained by any Governmental Authority, including any list issued by OFAC or any other lists included in the U.S. government’s consolidated screening list or on any similar list, (ii) is otherwise a party with whom, or has its principal place of business or the majority of its business operations (measured by revenue) located in a country in which transactions are prohibited by Law, or (iii) have been convicted of a felony relating to money laundering or is under investigation by any Governmental Authority for money laundering.
Section 2.11.Litigation.  Except as set forth on Schedule 2.11, (a) there are no Proceedings pending or, to the Knowledge of the Company and to the Knowledge of Catapult, threatened against the Company or any Person in their capacity as an employee, manager or officer of the Company, affecting (i) any of the Company’s Assets and Properties, (ii) the Business or (iii) the Company Membership Interests, (b) there are no unsatisfied judgments of any kind against the Company or any Person in their capacity as an employee, manager or officer of the Company, affecting (i) any of the Company’s Assets and Properties, (ii) the Business or (iii) the Company Membership Interests, and (c) the Company is not subject to any outstanding judgment, order, writ, award, injunction or decree of any Governmental Authority or arbitrator or any outstanding settlement with any Person.  There is no pending investigation of the Company by any Governmental Authority as to which the Company has been duly served or given notice or, to the Knowledge of the Company and to the Knowledge of Catapult, threatened investigation of the Company by any Governmental Authority. Except as set forth on Schedule 2.11, since January 1, 2019, the Company has not been, and no Person in their capacity as a manager or officer of the Company, or, to the Knowledge of the Company and to the Knowledge of Catapult, an employee of the Company, has been, a party to any Proceeding nor, to the Knowledge of the Company and to the Knowledge of Catapult, has the Company or any Person in their capacity as an employee, manager or officer of the Company has been threatened to be made a party to any Proceeding.
Section 2.12.Taxes.
(a)Each income and other material Tax Return required to have been filed by the Company has been timely filed and each such Tax Return is true, correct and complete in all material respects. The Company has timely paid all income and other material Taxes required to be paid by Company (whether or not shown as due on any Tax Return).  The Company has not received any written claim from a Governmental Authority in any jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.
(b)The Company has duly withheld, collected and paid all material Taxes required to have been withheld, collected and paid to the proper Taxing Authority, including in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or any other third party.

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(c)There is no separate written agreement extending, or having the effect of extending, a currently open period of assessment or collection of any Taxes payable by the Company, and no power of attorney with respect to any such Taxes, that has been executed or filed with the Internal Revenue Service or any other Taxing Authority and that is currently in effect.  The Company is not the beneficiary of any currently effective extension of time (other than an automatic extension of time not requiring the consent of the Internal Revenue Service or any other Taxing Authority) within which to file any Tax Return not previously filed.
(d)No deficiencies or adjustments for any amount of Tax potentially owing by the Company have been claimed, proposed, or assessed, in each case, by a Governmental Authority in writing during the past three (3) years (including in any jurisdiction where the Company does not file Tax Returns). All deficiencies asserted, or assessments made, against the Company in respect of Taxes have been fully paid or otherwise resolved. The Company is not a party to or bound by any  “closing agreement” within the meaning of Code Section 7121, any similar agreement or any offer in compromise with any Governmental Authority with respect to any period for which the statute of limitations has not expired, and the Company is not a party to any Tax abatement, incentive, rebate, holiday, or similar Tax reduction agreement with any Governmental Authority.
(e)There are no pending Proceedings in respect of Taxes payable by the Company.
(f)There are no liens arising from or related to Taxes on any of the assets of the Company, other than Permitted Liens.
(g)Except as set forth on Schedule 2.12, other than (x) pursuant to the Company’s Charter Documents (including the Company’s limited liability company agreement) or (y) with respect to an agreement entered into in the Ordinary Course of Business and which does not have as its principal purpose Tax sharing or indemnification (the Contracts and agreements described in clauses (x) and (y), collectively, “Non-TSAs”), the Company (i) is not a party to any Tax allocation or sharing agreement, (ii) does not have any liability for Taxes of another Person as a transferee or successor of such other Person or pursuant to any Law. The Company is not or has not been a member of an affiliated, combined, consolidated, or unitary group filing consolidated or combined Tax Returns, for avoidance of doubt, other than with respect to a subsidiary or Affiliate that is or was a “disregarded” entity for applicable Tax purposes.
(h)The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any “closing agreement” as described in Section 7121 of the Code executed on or prior to the Closing Date.
(i)The Company has not been a party to or a promoter of a transaction that is a “listed transaction,” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

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(j)The Company does not have a permanent establishment in any foreign country and has not engaged in a trade or business in any foreign country.
(k)Except as reflected on the Financial Statements, there is no material amount of property or an obligation of the Company in respect of a material amount of property, including uncashed checks to vendors, customers or employees, non-refunded overpayments or credits, that is currently escheatable or payable to any state or municipality under any applicable escheatment or unclaimed property Laws.
(l)The Company has properly (i) collected and remitted all material amounts of sales, value added and similar Taxes with respect to sales or leases made to or services provided to, its customers, and (ii) for all sales, leases or services that are exempt from sales, value added and similar Taxes and that were made without charging or remitting sales, value added or similar Taxes, received and retained any appropriate tax exemption certificates and other documentation qualifying any such sale, which would have otherwise resulted in sales, value added or similar Taxes if not so exempt, as exempt.
(m)The Company has not (A) elected to defer the payment of any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act pursuant to Section 2302 of the CARES Act or (B) claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act.
(n)The Company is, and has been at all times since the date of formation, treated as either “disregarded entity” or a partnership for U.S. federal income Tax purposes.

Notwithstanding anything to the contrary herein, (x) this Section 2.12, Section 2.13(o), and, to the extent expressly referencing the Code, Section 2.8 (collectively, the “Tax Reps”) constitute the sole and exclusive representations of the Company regarding any and all Tax matters, including the compliance with Tax-related Laws, the payment (or nonpayment) of any Taxes and the filing (or non-filing) of any Tax Returns, and (y) neither the Company nor any Member is making any, and none of the Tax Reps or any representations or warranties of Article III are to be considered or interpreted as, representations or warranties (1) regarding the availability, amount or accuracy of any Tax benefit or asset for any taxable period (or portion thereof) beginning after the Closing or (2) as to any taxable period(s) or portion(s) thereof beginning after the Closing.

Section 2.13.Absence of Changes.  Except for the execution and delivery of the Transaction Documents, since the Latest Balance Sheet Date, and except as set forth in Schedule 2.13, there has not been any change, event or development which, individually or together with other such events, would reasonably be expected to have a Material Adverse Effect.  Without limiting the foregoing, except as set forth in Schedule 2.13, there has not occurred since the Latest Balance Sheet Date:
(a)any material physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the material Assets and Properties of the Company other than normal wear and tear;

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(b)any amendment to the Charter Documents of the Company or recapitalization, reorganization, liquidation, dissolution, merger or business combination involving the Company;
(c)change in the Company’s accounting policies, procedures or methodologies;
(d)sale or transfer of any material tangible or intangible Assets and Properties of the Company outside of the Ordinary Course of Business;
(e)acquisition by the Company (including, without limitation, by merger, consolidation, or acquisition of stock or assets) of any interest in any Person or any division thereof or any assets;
(f)any incurrence of a Lien (other than a Permitted Lien) on any Assets and Properties of the Company;
(g)incurrence by the Company of any Indebtedness or assumption, guarantee or endorsement by the Company of the obligations of any Person;
(h)any entering into, or material amendment, modification, termination (partial or complete), acceleration or granting of a waiver under or giving any consent with respect to any Material Contract outside of the Ordinary Course of Business;
(i)any declaration, setting aside or payment of any non-cash dividend or other non-cash distribution or payment in respect to the Company’s equity;
(j)waiver, release, assignment, settlement or compromise by the Company of any material rights or claims, or any material litigation or arbitration;
(k)increase or decrease in compensation (including bonus or incentive compensation) or benefits payable or to become payable to any current or former Personnel or independent contractors of the Company;
(l)grant of rights to severance or termination pay to, or entrance into any employment, consulting or severance agreement with, any current or former Personnel or independent contractors of the Company;
(m)establishment, entrance into, or amendment, modification or termination of, any Employee Benefit Plan;
(n)other than in the Ordinary Course of Business, (i) acceleration of sales into a current period or deferral of any sales into a future period, (ii) delay or postponement of the repair or maintenance of any of the Company’s Assets and Properties, or (iii) variance in any Inventory purchase practices in any material respect from past practices;

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(o)other than to the extent consistent with the Company’s Tax practices or policies or otherwise required by applicable Laws, change in or revocation of any income or other Tax election, settlement or compromise of any written claim or assessment of any income or other material Taxes, change in any annual Tax accounting period, adoption or change in any income Tax method of accounting, filing of any amended Tax Return, entrance into any agreement (other than a Non-TSA) the principal purpose of which is Tax sharing or indemnification, consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment (other than automatic extensions of time not requiring the consent of any Taxing Authority), or surrendering any rights to claim a material Tax refund;
(p)any capital expenditures or commitments for additions to property, plant or equipment comprising part of the Assets and Properties of the Company in an amount exceeding $100,000; or
(q)any entering into a Contract or committing to do or engage in any of the foregoing after the date hereof.
Section 2.14.Environmental Matters.  Except for those matters disclosed on Schedule 2.14:
(a)the Company is, and since January 1, 2019, has been in material compliance with all Environmental Laws, and has obtained, maintained, and is in material compliance with the terms of all permits, licenses, consents and approvals required under all Environmental Laws to entitle or authorize the Company to operate its assets and to carry on and conduct the Business as currently conducted (“Environmental Permits”);
(b)there are no pending or threatened (in writing) Proceedings to which the Company is a party arising under or related to any Environmental Law with respect to or affecting the Facilities, the Business, or any of the Assets and Properties (whether real, personal or mixed) currently or formerly owned or operated by the Company, and to the Knowledge of the Company, there are no facts or circumstances that would reasonably cause the Company to believe that such Proceeding is likely;
(c)the Company has no knowledge or, nor has it received any written notice from any Governmental Authority or from any Person of (i) any unresolved violation of, or liability under any Environmental Law by or of the Company, (ii) any unresolved past, present or future obligation to undertake, reimburse, or bear the cost of any Environmental Liabilities with respect to the Business, the Assets, the Properties, the Facilities or any other properties in which the Company has or had an interest or with respect to any property at which Hazardous Substances were generated, stored, released, or disposed of by the Company;
(d)No Hazardous Substances generated by the Company or in the course of the Business by or on behalf of the Company have been sent, transported, transferred to the property of a third party for disposal, recycling, or reuse that has resulted in, or would

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reasonably be expected to result in material liability to the Company under any Environmental Law, including under any state or federal “Superfund” law; and
(e)No Hazardous Substances have been released or disposed of at the Facilities or at any other property in which the Company has or had an interest, by the Company, or to the Company’s Knowledge, by any other Person, in quantities that have, or that would reasonably be expected to result in a material Environmental Liability to the Company.

Notwithstanding any of the representations and warranties contained elsewhere in this Agreement, all liabilities or obligations arising under Environmental Laws or relating to Environmental Liabilities, Hazardous Substances, or any other environmental matter shall be governed exclusively by this Section 2.14.

Section 2.15.Employment Matters.
(a)Schedule 2.15(a)(i) lists each individual who, as of the Closing Date, is employed by the Company (“Company Employees”), along with each such Company Employee’s date of hire, title or grade, salary or rate of compensation, normal work location, exempt or non-exempt status, active or leave status, actual and target incentive compensation (including, without limitation, bonus, commissions and fringe benefits that are not provided to all employees, as applicable), in each case, as of the Closing Date. Except as set forth on Schedule 2.15(a)(ii), all employees of the Company since January 1, 2019 have been at-will employees. Schedule 2.15(a)(ii) contains a true and correct list of the Company’s individual service providers as of the Closing Date and shows, with respect to each such service provider, the individual’s name, entity name, start and end dates of engagement, location, nature of the services, and annual amounts of compensation paid.  The Company is not delinquent in payments to any of its current or former employees or service providers for any wages, salaries, commissions, bonuses or other compensation or remuneration for any services performed or any reimbursable amounts. Except as set forth on Schedule 2.15(a)(iii), (i) as to each of the Company Employees, the Company is, and since January 1, 2019, has been, in compliance in all material respects with all applicable Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal employment opportunity and collective bargaining; (ii) since January 1, 2019, the Company has not experienced any strike, labor dispute or work stoppage, and no such labor dispute is pending, or to the Knowledge of the Company and to the Knowledge of Catapult, threatened between any Company Employee and the Company, as applicable; (iii) no material grievance or other collective bargaining dispute is pending or, to the Knowledge of the Company and to the Knowledge of Catapult, threatened against the Company by any current or former employee of the Company; (iv) there are no material workers’ compensation claims pending against the Company by any current or former employee of the Company; (v) there are no pending claims, and since January 1, 2019, there have been no claims, asserted against the Company by any current or former employees relating to wage and hour statutes, including but not limited to the Fair Labor Standards Act, 29 U.S.C. 201, et seq.; (vi) all of the Company Employees are legally employed, and the Company is, and since January 1, 2019, has been, in material compliance with all requirements of the Immigration and Reform Control Act of 1986  as

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to each of the Company Employees; (vii) the Company is not, and since January 1, 2019, has not been, a party to or bound by any collective bargaining agreement including any of the Company Employees, (viii) there is no agreement of any kind which restricts the Company from relocating, closing or terminating any of its operations or Facilities, (ix) to the Knowledge of the Company and to the Knowledge of Catapult, none of the Company’s Personnel that earn greater than $75,000 per annum has any current or immediate plans to terminate his or her employment or engagement with the Company, and (x)  the Company does not have any present intention to terminate the employment of any of its Personnel due to misconduct, absenteeism or unsatisfactory performance.
(b)The Company has not, since January 1, 2019, effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company, nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar Law.
(c)Since January 1, 2019, all employees of the Company classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws have been properly classified.  Since January 1, 2019, all material service providers are and heretofore have been properly classified as non-employees.
(d)Except with respect to any continuing obligations to the Company or its Affiliates, to the Knowledge of the Company, no Personnel of the Company is bound by any Contract that purports to limit the ability of such Personnel to engage in or continue to perform any conduct, activity, duties or practice relating to the Business.  To the Knowledge of the Company, no former or current Personnel of the Company is a party to, or is otherwise bound by, any Contract that in any way adversely affects or will affect the ability of the Company to conduct the Business.
(e)Except as set forth on Schedule 2.15(e), (i) the Company has not entered into any severance or similar arrangement with any Personnel or service provider that would result in any liability of the Company to make any payment to such Personnel or service provider upon a termination of employment or service with the Company, including a termination of employment or service effected by transactions contemplated hereby, and (ii) neither the execution of the Transaction Documents nor the consummation of transactions contemplated hereby or thereby shall, individually or in the aggregate, (A) result in any payment becoming due to any Personnel or other service provider of the Company, (B) increase or modify any benefits otherwise payable by the Company to any Personnel or other service provider of the Company, or (C) result in the acceleration of time of payment or vesting of any awards or benefits.
(f)The Company has maintained workers’ compensation coverage as required by applicable Law through the purchase of insurance and not by self-insurance or otherwise.

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(g)Except as set forth on Schedule 2.15(g), the Company is not sponsoring any employee to work in the United States or any other country under a visa or work authorization, and no petition for admission of any alien under a non-immigrant or other visa, or for transfer of sponsorship of any such employee, is currently pending.  Each employee of the Company is authorized to work in the United States. The Company has correctly completed Forms I-9 for all current employees, and those who separated from employment in the last 12 months, of the Company who work in the United States and has complied with required processes and Laws with respect to obtaining and documenting such Forms I-9.
Section 2.16.Brokers.  Except as set forth on Schedule 2.16, all negotiations relating to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby have been carried out without the services of any Person acting on behalf of the Company in such manner as to give rise to any valid claim against Parent or the Surviving Company for any brokerage or finder’s commission or similar compensation.
Section 2.17.Insurance.  Schedule 2.17 lists all policies of property, liability, commercial general liability, workers compensation, health and other forms of insurance currently in effect with respect to the Company (collectively, the “Policies” and individually, a “Policy”) insuring the Assets and Properties or other operations of the Company, setting forth the carrier, policy number, expiration dates, premiums, deductibles, description of type of coverage and coverage amounts.  The Company has provided Parent with true and complete copies (except as redacted) of all of the Policies.  Each of the Policies is in full force and effect.  All premiums due and payable under such Policies have been paid.  The Company is not in default under any material provisions of any Policy, and, since January 1, 2019, the Company has not received written notice of default under, or cancellation or modification of, any Policy. There is no claim by the Company pending under any Policy as to which coverage has been denied or disputed by the underwriters of any Policy, and to the Knowledge of the Company and to the Knowledge of Catapult, there is no basis for denial of any claim under any Policy. The Policies are sufficient for material compliance by the Company with all requirements of Law and with the requirements of all Material Contracts.  Since January 1, 2019, the Company has not experienced claims in excess of current coverage of such insurance.
Section 2.18.Title, Condition and Sufficiency of Assets.  Except as set forth on Schedule 2.18, the Company is the sole and exclusive owner of, and has good and valid title to all of its Assets and Properties, which are reflected as owned by the Company on the Latest Balance Sheet or acquired in the Ordinary Course of Business since the Latest Balance Sheet Date, or a valid leasehold or other contractual interest in all of their leased assets, in each case, free and clear of all Liens, except for Permitted Liens.  Except as set forth on Schedule 2.18, the Company currently owns or leases all of the tangible personal property necessary to conduct its business immediately after the Closing in all material respects as conducted during the twelve (12) months prior to the Closing and such tangible personal property is in sufficient condition to allow the Business to be operated in the Ordinary Course of Business consistent therewith, ordinary wear and tear excepted, and are in conformity in all material respects with all applicable Laws and other applicable requirements.

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Section 2.19.Banking Facilities; No Powers of Attorney.  Schedule 2.19 sets forth a true, correct and complete list of: (a) each bank, savings and loan or similar financial institution with which the Company has an account or safety deposit box or other arrangement, and any numbers or other identifying codes of such accounts, safety deposit boxes or such other arrangements maintained by the Company thereat; and (b) the names of all Persons authorized to draw on any such account or to have access to any such safety deposit box facility or such other arrangement. Except as set forth on Schedule 2.19, the Company does not have any powers of attorney or comparable delegations of authority outstanding.
Section 2.20.Accounts Receivable; Accounts Payable and Inventory.
(a)Except as set forth on Schedule 2.20(a), the Accounts Receivable reflected in the Latest Balance Sheet, and all Accounts Receivable arising since the Latest Balance Sheet Date, represent bona fide claims, arms-length transactions, against debtors for sales, services performed or other charges arising in the Ordinary Course of Business.
(b)Except as set forth on Schedule 2.20(b), all accounts payable and other payables of the Company arose in bona fide arm’s-length transactions in the Ordinary Course of Business and no such account payable or other payable is delinquent in its payment per its terms other than amounts due that are contested in the Ordinary Course of Business.  All lease payments, utilities, payroll and/or any and all payables owed by the Company that were due in accordance with their terms on a date before the Closing Date have been paid or reserved for on the Financial Statements in full prior to Closing and there are no outstanding material amounts due with respect to such items.
(c)All material items of Inventory included in the assets reflected on the Latest Balance Sheet or acquired after the Latest Balance Sheet Date and prior to the Closing Date (i) were acquired in the Ordinary Course of Business, (ii) are owned free and clear of any Liens (other than Permitted Liens), (iii) have been valued in a manner consistent with past practice (including, without limitation, the method of computing overhead and other indirect expenses to applied to Inventory) and in accordance with GAAP.  Except as set forth on Schedule 2.20(c), none of the material Inventory is of a quantity or quality not usable and salable in the Ordinary Course of Business, is surplus, obsolete or slow-moving, or is not merchantable and fit for its intended use.  For purposes of this Section 2.20(c), “surplus” means Inventory that on a per part basis exceeds the amount of such part sold during the prior twelve month period and “obsolete” means Inventory that on a per part basis has not been sold in the prior twelve month period.
Section 2.21.Rebates.  Except as set forth on Schedule 2.21, the Company has not entered into, or offered to enter into, any Contract pursuant to which the Company is or shall be obligated to make any rebates to any customer or other business relation.  The Company has paid all such rebates due and owing by it, and has adequately accrued for any such rebates on the Latest Balance Sheet.
Section 2.22.Customers and Suppliers.  Schedule 2.22 sets forth a list of (a) the ten (10) largest customers of the Company (with specification of revenues) for the calendar year ended

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December 31, 2022 and for the current calendar year through May 31, 2023, each based on total aggregate revenue for the  Company for such period (the “Material Customers”) and (b) the ten (10) largest suppliers of the Company (with specification of expenditures) for the calendar year ended December 31, 2022 and for the current calendar year through May 31, 2023, each based on the aggregate dollar amount of expenditures by the Company for such period (the “Material Suppliers”).  Except as set forth on Schedule 2.22, since January 1, 2022, no Material Customer or Material Supplier has terminated or materially reduced, or informed the Company in writing that it intends to terminate or materially reduce its business relationship with the Company, and no Material Customer or Material Supplier has informed the Company in writing of any material problem or dispute with respect to such Material Customer or Material Supplier.
Section 2.23.Affiliate Transactions.  Except for employment relationships and the payment of compensation and benefits in the Ordinary Course of Business, the Company’s Charter Documents, or as disclosed on Schedule 2.23, the Company is not presently, nor has it been during the prior twelve (12) months, a party to any Contract with any current or former equity holder, Personnel or Affiliate of the Company or any Affiliate or Family Member thereof (each such Contract, an “Affiliate Transaction”) nor does any current or former equity holder, Personnel or Affiliate of the Company or any Affiliate or Family Member thereof, directly or indirectly, have, or, during the prior twelve (12) months, has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the Business or any customer or supplier of the Company.
Section 2.24.COVID-19.  The Company is and has been in material compliance with all COVID-19 Legal Requirements and COVID-19 Measures.  The Company has materially followed all applicable guidance released by the United States Centers for Disease Control and any orders issued by state or local governments related to COVID-19.  The Company has no outstanding loans pursuant to the Paycheck Protection Program administered by the U.S. Small Business Administration and the CARES Act.
Section 2.25.Investigation by the Company.  The Company has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Parent, Merger Sub or any of their respective Representatives that are not expressly set forth in Article IV (including the Disclosure Schedules), whether or not any such representations, warranties or statements were made in writing or orally.  The Company represents and warrants that neither the Parent, Merger Sub nor any of their respective Representatives have made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Parent, Merger Sub or the transactions contemplated hereby except for the representations and warranties expressly set forth in Article IV. The Company acknowledges that it has conducted, to its satisfaction, its own independent investigation of the Parent and Merger Sub and, in making the determination to proceed with the transactions contemplated hereby, the Company has relied on the results of its own independent investigation.

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Article III
REPRESENTATIONS AND WARRANTIES REGARDING THE MEMBERS

Each Member, severally and not jointly and severally, represents and warrants to Parent and Merger Sub that the statements contained in this Article III with respect to such Member are true and correct as of the date hereof , except as set forth in the Disclosure Schedules.

Section 3.1.Organizational Status; Authorization.  Such Member (to the extent such Member is an entity) has the requisite power and authority (corporate or otherwise) to enter into and perform its respective obligations under this Agreement and the other documents and agreements to which such Member is a party. The execution and delivery by such Member (to the extent such member is an entity) of the Transaction Documents to which such Member is a party, and the performance by such Member of its obligations hereunder and thereunder have been duly and validly authorized by all necessary action required on the part of such Member.  The Transaction Documents to which such Members is a party has been duly and validly executed and delivered by such Member and, assuming that such Transaction Documents have been duly executed and delivered by the Party seeking to enforce such Transactions Documents, constitute the legal, valid and binding obligation of such Member, enforceable against such Member in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar Laws relating to or affecting the enforcement of creditors’ rights generally, or by general equitable principles (regardless of whether enforcement is considered in a proceeding at Law or in equity).
Section 3.2.No Conflicts; Consents and Approvals.
(a)Except as set forth on Schedule 3.2(a), the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in (i) any breach or violation of or default under any Law, judgment or Governmental Authorization applicable to such Member, or (ii) the creation or imposition of any Liens (other than Permitted Encumbrances) on the Company Membership Interests of such Member.
(b)Except as set forth on Schedule 3.2(b), no consent, approval, waiver, authorization or other order of or filing with any third party or any Governmental Authority is required on the part of such Member in connection with such Member’s execution and delivery of the Transaction Documents to which such Member is a party or the consummation of the transactions contemplated hereby and thereby.
Section 3.3.Investigation by the Members.  Such Member has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Parent, Merger Sub or any of their respective Representatives that are not expressly set forth in Article IV (including the Disclosure Schedules), whether or not any such representations, warranties or statements were made in writing or orally.  Such Member represents and warrants that neither the Parent, Merger Sub nor any of their respective Representatives have made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Parent, Merger Sub or the transactions contemplated hereby except

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for the representations and warranties expressly set forth in Article IV. Such Member acknowledges that it has conducted, to its satisfaction, its own independent investigation of the Parent and Merger Sub and, in making the determination to proceed with the transactions contemplated hereby, such Member has relied on the results of its own independent investigation.
Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company and to the Members, that the statements contained in this Article IV with respect to Merger Sub and Parent, as applicable, are true and correct as of the date hereof.

Section 4.1.Organizational Status and Authority.  Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the state of Delaware.  Each of Parent and Merger Sub has all requisite legal capacity, power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by Parent and Merger Sub of the Transaction Documents to which Parent and Merger Sub, as applicable, is a party, and the performance by each of Parent and Merger Sub of its obligations hereunder and thereunder have been duly and validly authorized by all necessary action required on the part of Parent and Merger Sub, as applicable.  The Transaction Documents have been duly and validly executed and delivered by Parent and, assuming that such Transaction Documents have been duly executed and delivered by the party seeking to enforce such Transactions Documents, constitute the legal, valid and binding obligation of Parent, enforceable against Parent and Merger Sub in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar Laws relating to or affecting the enforcement of creditors’ rights generally, or by general equitable principles (regardless of whether enforcement is considered in a proceeding at Law or in equity). Merger Sub was formed solely for the purpose of the Merger, and has not conducted any business or owned, used or leased any Assets and Properties since its formation.
Section 4.2.No Conflicts; Consents and Approvals.
(a)The execution, delivery and performance of this Agreement by Parent and Merger Sub will not result in (i) any conflict with the Charter Documents of Parent or Merger Sub or (ii) any breach or violation of or default under any Law, judgment, order, decree, license, permit or Governmental Authorization or any mortgage, lease, agreement, deed of trust, indenture or any other instrument to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their Assets and Properties are bound.
(b)Except as set forth on Schedule 4.2(b), no consent, approval or authorization of or filing with any third party or Governmental Authority is required on the part of Parent, Merger Sub or any Affiliate thereof in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

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Section 4.3.Bankruptcy.  There are no bankruptcy, insolvency, reorganization or receivership proceedings pending against, being contemplated by, or threatened against Parent or Merger Sub. Neither Parent not Merger Sub is not entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay, or defraud either present or future creditors. At and immediately after the Closing, each of Parent and Merger Sub (a) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (b) will have adequate capital and liquidity with which to engage in its business and (c) will not have incurred and does not plan to incur debts beyond its ability to pay as they become absolute and matured.
Section 4.4.Litigation.  There are no Proceedings involving Parent or Merger Sub that are pending or, to the knowledge of Parent, threatened, which question the validity of this Agreement or any action taken or to be taken by it in connection herewith or which could prevent or delay the consummation of the transactions contemplated by this Agreement.
Section 4.5.Purchase for Investment.  Each of Parent and Merger Sub (a) is an informed, sophisticated entity with sufficient knowledge and experience in investment and financial matters so as to be capable of evaluating the risks and merits of its purchase of the Company Membership Interests, (b) has determined that the Merger is consistent with its general investment objectives, (c) understands that the Merger involves certain business and other risks, (d) is financially able to bear the risks of purchasing the Company Membership Interests, (e) has had an opportunity to discuss the business, management and financial affairs of the Company with the Members’ Representative and the Company and, in entering into this Agreement, is relying on its informed conclusions of its own investigations of such businesses, (f) is acquiring the Company Membership Interests for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, (g) was not organized for the specific purpose of acquiring the Company Membership Interests, (h) understands that the Company Membership Interests have not been registered under the Securities Act or the applicable securities or blue sky laws of any state and, accordingly, must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (i) is an “accredited investor” as defined in Rule 501(a) under the Securities Act and (j) understands that the exemptions from registration under the Securities Act relied upon by the Members are based in part on the fact that Parent is an “accredited investor” as defined in Rule 501(a) under the Securities Act.
Section 4.6.Brokers.  Except as set forth on Schedule 4.6, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the services of any Person acting on behalf of Parent, Merger Sub or any Affiliate of Parent or Merger Sub in such manner as to give rise to any valid claim against any Member or the Company for any brokerage or finder’s commission or similar compensation.
Section 4.7.Investigation by Parent and Merger Sub.
(a)Neither Parent nor Merger Sub has been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the

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Members’ Representative, the Company or the Members or any of their respective Representatives that are not expressly set forth in Article II or Article III (including the Disclosure Schedules), whether or not any such representations, warranties or statements were made in writing or orally.  Each of Parent and Merger Sub represents and warrants that none of the Members’ Representative, the Company nor the Members nor any of their respective Representatives have made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company, the Members or the transactions contemplated hereby except for the representations and warranties expressly set forth in Article II or Article III. Each of Parent and Merger Sub acknowledges that it has conducted, to its satisfaction, its own independent investigation of the Company and, in making the determination to proceed with the transactions contemplated hereby, Parent and Merger Sub have relied on the results of its own independent investigation.
(b)Each of Parent and Merger Sub acknowledges that none of Members’ Representative, the Company nor the Members nor any of their respective Representatives makes, will make or has made any representation or warranty, express or implied, as to the prospects of the Company or its profitability for Parent and Merger Sub, or with respect to any forecasts, projections or business plans made available to Parent or Merger Sub (or their Affiliates, officers, directors, employees, agents or Representatives) in connection with Parent’s and Merger Sub’s review of the Company.
Section 4.8.Foreign Person.  Neither Parent nor Merger Sub is a foreign person as that term is used in Section 721 of the Defense Production Act of 1950, as amended, 50 U.S.C. § 4565, and the regulations promulgated thereunder.
Article V
COVENANTS OF PARTIES
Section 5.1.Comerica Letters of Credit. No later than thirty (30) days after the Closing Date, Parent shall, or shall cause the Company to, replace the Comerica Letters of Credit with newly issued letters of credit (or any other form of Company Guarantee acceptable to Zurich American Insurance Company) in favor of Zurich American Insurance Company as required by Zurich American Insurance Company. At and after the Closing, Parent shall, or shall cause the Company to, hold sufficient guaranties, letters of credit, bonds, sureties and other forms of credit support or assurances as required by the Zurich American Insurance Company to prevent, among other things, any default or lapse in coverage under such policy.
Section 5.2.Intentionally Omitted.
Section 5.3.Intentionally Omitted.
Section 5.4.Intentionally Omitted.

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Section 5.5.Director and Officer Indemnification.
(a)Each of Parent and Merger Sub agrees that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, managers, members or officers of the Company (including those provided in the Charter Documents of the Company), and each of the foregoing who served as a director, manager or officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company, in their capacities as such and not as members and/or equity holders of the Company or otherwise (each, together with such person’s heirs, executors or administrators, a “Company Indemnified Party”), as the case may be, shall survive the Closing and shall continue in full force and effect. Parent and Merger Sub guarantee the performance by the Surviving Company of the obligations referenced in this Section 5.5(a).
(b)Effective at or before the Closing Date, Members’ Representative shall cause the Company to obtain, at the Parent’s sole cost and expense, for the benefit of all Persons who are currently covered by the Company’s existing directors’ and officers’ liability insurance (the “Indemnified Directors and Officers”) “tail” insurance policies with a claims period of at least six (6) years from the Closing Date with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Company’s existing policies for claims arising from facts or events that occurred on or prior to the Closing Date (“Tail Coverage”). The cost of such Tail Coverage shall be borne by Parent.  The Tail Coverage shall not be amended, repealed, or otherwise modified by Parent or any of its Affiliates (including the Surviving Company) for a period of six (6) years from the Closing Date in any manner that would adversely affect the rights thereunder of individuals who, at the Closing, were directors, officers, employees, fiduciaries, or agents of the Company and covered by the Tail Coverage.
(c)The provisions of this Section 5.5 are intended to benefit, and are enforceable by, each Company Indemnified Party after the Closing.
(d)In the event Parent, Merger Sub or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity in such consolidation or merger (other than pursuant to the Merger) or (ii) transfers all or substantially all of its Assets and Properties to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent and Merger Sub shall assume the obligations set forth in this Section 5.5.
Section 5.6.Intentionally Omitted.
Section 5.7.Employee Benefits.
(a)For no less than the twelve (12)-month period immediately following the Closing Date, Parent shall, or shall cause its Affiliates to, provide to those individuals who are immediately prior to the Closing Date employed by the Company and remain employed

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by the Surviving Company (the “Continuing Employees”) with compensation and benefits that are substantially similar, in the aggregate, to, as determined by Parent, either (1) the compensation paid and benefits available to such employees immediately prior to the Closing Date, (2) the compensation paid and benefits available to similarly situated employees of Parent or its Affiliates, or (3) some combination of (1) and (2). In addition, Parent shall, or shall cause its Affiliates to, pay the amounts set forth on Schedule 5.7(a) to the Persons set forth on Schedule 5.7(a) as accrued management bonuses  during the regular bonus payment period for the Parent or its Affiliates. For the avoidance of doubt, this Section 5.7 shall not be deemed to be a guarantee of employment to any employee or officer of the Company or to impose any obligation on Parent, the Surviving Company or their respective Affiliates to continue the employment of any Person.
(b)As of and following the Closing Date, to the extent the Continuing Employees and, as applicable, their eligible dependents, participate in the employee benefit plans, programs or policies (including without limitation any plan intended to qualify within the meaning of Section 401(a) of the Code and any vacation, sick, personal time off plans or programs) of Parent or an applicable Affiliate (each, a “Parent Plan”), such individuals shall participate on terms no less favorable than those provided to similarly situated employees of Parent or its Affiliates, provided, however, that to the extent a Continuing Employee is eligible to continue to participate in a Company Benefit Plan following the Closing Date, as provided pursuant to the terms of the Transition Services Agreement, participation in the comparable Parent Plan shall commence on the calendar day immediately following the date such coverage ends (the “Transition Date”). In such connection, Parent shall, and shall cause its Affiliates to, give each Continuing Employee full credit (for purposes of eligibility to participate, vesting, vacation entitlement and severance benefits) for all service with the Company (or predecessor employers) prior to the Closing Date or, if applicable, the Transition Date, under each of the Parent Plans in which such Continuing Employee becomes a participant to the extent such service was credited under the comparable Company Benefit Plans; provided, however, that (i) such service need not be credited to the extent it would result in a duplication of benefits, and (ii) such service credit shall not be given with respect to benefit accruals under any defined benefit pension plan. In addition, with respect to each Parent Plan in which a Continuing Employee participates, Parent or its Affiliates. as applicable, shall (1) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under such plan, and (2) use commercially reasonable efforts to cause such Continuing Employee to be given credit under such plan for all amounts paid by such Continuing Employee under any similar Company Benefit Plan for the plan year that includes the Closing Date or, if applicable, the Transition Date, for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable plan maintained by Parent or its Affiliate, as applicable, for the plan year in which the Closing Date or, if applicable, the Transition Date, occurs.
(c)Nothing in this Section 5.7, whether express or implied, shall confer upon any Person whether or not a Party to this Agreement (including any Continuing Employee) any right to continued employment with the Company and nothing herein shall not be

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construed so as to prohibit Parent or any of its Affiliates from having the right to terminate the employment of any Continuing Employee, provided that any such termination is effected in accordance with applicable Law.
(d)The provisions of this Section 5.7 are for the sole benefit of the Parties and nothing herein, express or implied, is intended or shall be construed to confer upon or give to any person (including any Continuing Employee), other than the Parties to this Agreement and their respective successors and permitted assigns, any legal or equitable or other rights or remedies under or by reason of any provision of this Section 5.7.  Nothing contained herein, express or implied: (i) shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement; (ii) shall alter or limit Parent’s ability to amend, modify or terminate any benefit plan, program, agreement or arrangement; or (iii) is intended to confer upon any Continuing Employee any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment.
Section 5.8.Use of Name.  From and after the Closing Date, Parent, the Surviving Company and all of their Affiliates will not directly or indirectly use the name or mark “Catapult Energy Services Group” “NGP” and “NGP Energy Capital Management LLC” or any word, logo, expression or other identifier of source that is confusingly similar thereto or constituting an abbreviation, derivation or extension thereof.
Section 5.9.Confidentiality and Public Announcements.  Until the disclosure contemplated by the next following sentence is made, the Parties hereto each agree to, and to direct their respective directors, officers, employees, representatives and agents with a need to know such information to, maintain the confidentiality of and not disclose to any third party the transactions contemplated by this Agreement, unless disclosure is required by applicable federal or state Laws. Subject to the review and approval by Catapult, which such approval shall not be unreasonably withheld, conditioned or delayed, Parent (or an Affiliate of Parent) shall be permitted to announce or otherwise publicize the transactions contemplated by this Agreement; provided, that Catapult shall not have such approval right if such publication or announcement is otherwise required by federal or state Laws, but, to the extent permitted by applicable Law, shall have the right to review and suggest comment on such publication or announcement prior to the issuance of such publication or announcement.
Section 5.10.Catapult Confidential Information.  Each of Parent and Merger Sub acknowledges that it had or may have had in the past, currently has and/or in the future by virtue of the Transition Services Agreement or otherwise may have, as applicable and as a direct result of engaging in the transaction contemplated by this Agreement, access to Confidential Information of Catapult and its Affiliates (other than the Company) (the “Catapult Confidential Information”).  Parent agrees that it will, and will cause its Affiliates (including the Surviving Company) and the officers, employees and authorized representatives of each of them to, keep confidential all Catapult Confidential Information.  Parent agrees that it will not, and will cause its Affiliates (including the Surviving Company) and the officers, employees and authorized representatives of each of them not to, use or disclose any Catapult Confidential Information to any Person, except with the specific prior written consent of Catapult (which may be withheld for any reason or no

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reason).  For purpose of this Section 5.10, Catapult Confidential Information shall not include information that (i) is publicly available as of the Closing Date, (ii) later becomes known to the public generally through no fault of Parent or the Surviving Company or their respective Representatives, (iii) is independently developed by Parent without reference to or reliance on any information referenced hereunder, (iv) is required to be disclosed by law or the order of any Governmental Authority under color of law, provided, that prior to any such disclosure by Parent under this clause (iv), Parent shall give prior written notice thereof to Catapult and provide Catapult with the opportunity to contest that disclosure (to the extent allowable by the applicable law or order) or (v) is related to or concerns the Company or the Business.
Section 5.11.R&W Policy. The R&W Policy expressly provides that the insurer(s) issuing such policy shall waive or otherwise not pursue any subrogation rights against any Member or any of its Affiliates and/or any of their respective Representatives, except in the case of Fraud. Parent, on one hand, and Members’ Representative (on behalf of the Members), on the other hand, shall each pay or cause to be paid, one-half of all costs and expenses related to the R&W Policy, including the total premium, underwriting costs, brokerage commission, and other fees and expenses of such policy.  From and after issuance of the R&W Policy, Parent shall not amend, modify, or otherwise change, terminate, or waive any provision of the R&W Policy in a manner adverse to any Member, any of its Affiliates or any of their respective Representatives, including any rights of the insurer to subrogate or seek recovery from any Member or any Affiliates or Representatives of a Member.
Section 5.12.Post-Closing Procedures for Members.  If any portion of the Merger Consideration is payable after Closing to the Members, including the Members’ applicable portion of the Escrow Amount released from the Escrow Account to the Members’ Representative on behalf of the Members, or such other consideration required to be paid to the Members under this Agreement, then, such amounts shall first be paid to the Paying Agent, who shall promptly pay the applicable amounts to the Members who previously delivered the Transmittal Letter pursuant to Section 1.6, in accordance with such Transmittal Letter and in cash or other immediately available funds, less that portion of the applicable payment, if any, that is withheld pursuant to Section 1.14 and any amounts withheld to cover the costs and expenses of the Paying Agent or the Members’ Representative.
Article VI
CONDITIONS PRECEDENT TO CLOSING
Section 6.1.Intentionally Omitted.

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Article VII
TERMINATION
Section 7.1.Intentionally Omitted.
Article VIII
INDEMNIFICATION
Section 8.1.Indemnification By the Members.
(a)Subject to the applicable provisions of this Article VIII, Catapult shall indemnify and hold harmless Parent, Merger Sub, the Surviving Company and their respective successors, equity holders, directors, managers, officers, employees, and Affiliates (other than the Member Indemnified Parties) (the “Parent Indemnified Parties”) from and against any and all Indemnity Losses incurred or suffered by the Parent Indemnified Parties or any of them as a result of, arising out of, or relating to:
(i) any breach of, or inaccuracy in, any of the representations or warranties of the Company contained in Article II (other than the first sentence of Section 2.18 (Title)), Escrow Agreement or the certificates delivered to Parent pursuant to Sections 1.9(a)(xii) and (xiii);
(ii)any breach of, or inaccuracy in,  the representations and warranties of the Company contained in the first sentence of Section 2.18 (Title);
(iii)any Indemnified Taxes;
(iv)any Closing Debt not paid pursuant to Section 1.7(b)(i) or taken into account in the determination of the Merger Consideration pursuant to Section 1.9 or Section 1.10; provided, that this Section 8.1(a)(iv) shall not include the payoff of any Indebtedness that (1) is not Paid-Off Debt and (2) is taken into account in the determination of the Merger Consideration pursuant to Section 1.9 or Section 1.10; provided further, that this Section 8.1(a)(iv) shall not include the use or operation of any Assets and Properties with respect to the Closing Debt, which, for the avoidance of doubt, is subject to Section 8.1(a)(i); and
(v)any Transaction Expenses not paid pursuant to Section 1.7(b)(ii) or taken into account in the determination of the Merger Consideration pursuant to Section 1.9 or Section 1.10.
(b)Subject to the applicable provisions of this Article VIII, each Member, solely with respect to any breach by such Member, shall severally with respect to itself only and not jointly and severally, indemnify and hold harmless the Parent Indemnified Parties from and against any and all Indemnity Losses incurred or suffered by the Parent Indemnified Parties or any of them as a result of, arising out of, or relating to:

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(i)any breach of, or inaccuracy in, any of the representations or warranties of such Member contained in Article III or contained in such Member’s executed Transmittal Letter or of Members’ Representative in the Escrow Agreement; and
(ii)any breach or failure by such Member to perform the respective covenants, obligations or agreements contained in this Agreement or such Member’s executed Transmittal Letter or of Members’ Representative in the Escrow Agreement.
Section 8.2.Independent Investigation; Waiver of Other Representations.
(a)EACH OF PARENT AND MERGER SUB HEREBY ACKNOWLEDGES THAT (I) IT HAS MADE ITS OWN INDEPENDENT EXAMINATION, INVESTIGATION, ANALYSIS AND EVALUATION OF THE BUSINESS, OPERATIONS, ASSETS AND PROPERTIES, LIABILITIES, RESULTS OF OPERATIONS, FINANCIAL CONDITION, TECHNOLOGY AND PROSPECTS OF EACH OF THE COMPANY, (II) IT HAS BEEN PROVIDED ACCESS TO PERSONNEL, PROPERTIES, PREMISES AND RECORDS OF THE COMPANY (INCLUDING THE BOOKS AND RECORDS OF THE COMPANY) FOR SUCH PURPOSE AND HAS RECEIVED AND REVIEWED SUCH INFORMATION AND HAS HAD A REASONABLE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS RELATING TO SUCH MATTERS AS IT DEEMED NECESSARY OR APPROPRIATE TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREIN, (III) IT HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT IT IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE COMPANY AND AN INVESTMENT IN THE COMPANY AND (IV) THE MEMBERS’ REPRESENTATIVE AND THE COMPANY HAVE DELIVERED OR MADE AVAILABLE TO PARENT AND MERGER SUB OR ITS ADVISORS ALL INFORMATION WHICH PARENT, MERGER SUB OR SUCH ADVISORS HAVE REQUESTED FOR THE PURPOSE OF DECIDING WHETHER OR NOT TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS.
(b)IN ENTERING INTO THIS AGREEMENT, EACH OF PARENT AND MERGER SUB HAS RELIED UPON, AMONG OTHER THINGS, ITS OWN DUE DILIGENCE INVESTIGATION AND ANALYSIS OF THE COMPANY AND THE ASSETS AND PROPERTIES OF THE COMPANY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH OF PARENT AND MERGER SUB:
(i)ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ARTICLE II OR ARTICLE III, (A) THE MEMBERS, THE COMPANY AND MEMBERS’ REPRESENTATIVE, ON BEHALF OF THEMSELVES AND THEIR AFFILIATES, EXPRESSLY DISCLAIM ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO (1) THE CONTENTS,

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CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM RELATING TO THE BUSINESS, THE COMPANY MEMBERSHIP INTERESTS OR THE ASSETS AND PROPERTIES OF THE COMPANY, (2) ANY ESTIMATES OF THE VALUE OF THE BUSINESS, THE COMPANY MEMBERSHIP INTERESTS OR THE ASSETS AND PROPERTIES OF THE COMPANY, OR FUTURE REVENUES GENERATED THEREBY, OR (3) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN, MARKETABILITY, PROSPECTS (FINANCIAL OR OTHERWISE) OR RISKS AND OTHER INCIDENTS OF THE BUSINESS, THE COMPANY MEMBERSHIP INTERESTS OR THE ASSETS AND PROPERTIES OF THE COMPANY AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES; AND
(ii)ACKNOWLEDGES AND AGREES THAT NEITHER THE COMPANY NOR ANY OF THE MEMBERS OR MEMBERS’ REPRESENTATIVE NOR ANY OF THEIR RESPECTIVE AFFILIATES NOR ANY OF THEIR RESPECTIVE DIRECTORS, MANAGERS, OFFICERS, EQUITY HOLDERS, EMPLOYEES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OF THE INFORMATION PROVIDED OR MADE AVAILABLE TO PARENT, MERGER SUB OR THEIR AFFILIATES OR THEIR RESPECTIVE DIRECTORS, MANAGERS, OFFICERS, EQUITY HOLDERS, EMPLOYEES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES, INCLUDING ANY INFORMATION, DOCUMENT, OR MATERIAL PROVIDED OR MADE AVAILABLE, OR STATEMENTS MADE, TO PARENT, MERGER SUB OR THEIR AFFILIATES OR THEIR RESPECTIVE DIRECTORS, MANAGERS, OFFICERS, EQUITY HOLDERS, EMPLOYEES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES DURING SITE OR OFFICE VISITS, IN ANY “DATA ROOMS” (INCLUDING INTERNET-BASED DATA ROOMS), MANAGEMENT PRESENTATIONS OR SUPPLEMENTAL DUE DILIGENCE INFORMATION PROVIDED TO PARENT, MERGER SUB OR THEIR AFFILIATES OR THEIR RESPECTIVE DIRECTORS, MANAGERS, OFFICERS, EQUITY HOLDERS, EMPLOYEES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES IN CONNECTION WITH DISCUSSIONS OR ACCESS TO MANAGEMENT OF THE COMPANY OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (COLLECTIVELY, THE “DUE DILIGENCE INFORMATION”), EXCEPT IN EACH CASE TO THE EXTENT EXPRESSLY SET FORTH IN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE II OR ARTICLE III HEREIN.

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(c)THE STATEMENTS AND DISCLAIMERS MADE UNDER THIS SECTION 8.2 EXPRESSLY SURVIVE THE CLOSING DATE.
Section 8.3.Indemnification by Parent.  Parent and the Surviving Company shall jointly and severally indemnify and hold harmless the Members and their respective successors, equity holders, directors, managers, officers, employees, and Affiliates (collectively, the “Member Indemnified Parties”) from and against any and all Indemnity Losses incurred or suffered by the Member Indemnified Parties or any of them as a result of, arising out of, or relating to:
(a)any breach of, or inaccuracy in, any of the representations or warranties of Parent contained in Article IV, contained in the Escrow Agreement or in the certificates delivered to Members’ Representative pursuant to Sections 1.9(b)(vi); and
(b)any breach or failure to perform by Parent, Merger Sub or the Surviving Company of their respective covenants, obligations or agreements contained in this Agreement or the Escrow Agreement.
Section 8.4.Indemnification Notice; Litigation Notice.  If a Party believes that it has suffered or incurred any Indemnity Loss to which it is entitled to indemnification pursuant to Sections 8.1 or 8.3 (such Party, the “Claimant”), subject to the survival periods in Section 8.7 and the other indemnity limitations in this Article VIII, the Claimant shall so notify, as the case may be, (a) Parent in the event the Claimant is a Member Indemnified Party, or (b) Members’ Representative, in the event the Claimant is a Parent Indemnified Party, promptly (but in any event within thirty (30) calendar days of becoming aware of such Indemnity Loss) in writing (x) identifying the party or parties which the Claimant believes has an obligation to indemnify Claimant (the “Indemnifying Party”) and (y) describing such Indemnity Loss and the provisions under this Agreement on which such claim is based (subject to and taking into account the limitations in this Article VIII), including the amount thereof, if known, in such detail as is reasonably practicable, including any documentation reasonably related to such Indemnity Loss (the “Indemnification Notice”).  If any Proceeding is instituted by a third party with respect to which the Claimant intends to claim any Liability or expense as an Indemnity Loss under this Article VIII (a “Third-Party Claim”), it shall promptly (but in any event within thirty (30) calendar days of becoming aware of such Indemnity Loss) notify the Indemnifying Party in writing of such Third-Party Claim describing such Indemnity Loss (subject to the limitations in this Article VIII) and the amount thereof, if known, all with reasonable detail, including any documentation reasonably related to such Indemnity Loss and the provisions under this Agreement on which such claim is based (the “Litigation Notice”) in lieu of an Indemnification Notice. For the avoidance of doubt, no failure or delay in providing an Indemnification Notice or Litigation Notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby).
Section 8.5.Disagreement Notice.  If the Indemnifying Party does not agree that the Claimant is entitled to full reimbursement for the amount or claim specified in the Indemnification Notice or the Litigation Notice, as the case may be, the Indemnifying Party shall notify the Claimant (the “Disagreement Notice”) within thirty (30) calendar days of its receipt of the

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Indemnification Notice or the Litigation Notice, as the case may be. Any dispute regarding indemnification shall be resolved as provided for in Sections 10.10 and 10.11.
Section 8.6.Defense of Third-Party Claims.
(a)The Indemnifying Party shall have thirty (30) calendar days after receipt of the Litigation Notice to (1) notify the Claimant, in writing, that it elects to conduct and control the Third-Party Claim (the “Election Notice”) and (2) appoint counsel reasonably acceptable to the Claimant to be lead counsel in connection with the defense of such Third-Party Claim.  If the Indemnifying Party gives a Disagreement Notice or does not give the foregoing Election Notice during such thirty (30) day period, the Claimant shall have the right (but not the obligation) to defend, contest, settle or compromise such Third-Party Claim in the exercise of its reasonable discretion.  Notwithstanding the foregoing, the Indemnifying Party shall not have the right to assume control of the defense of such Third-Party Claim, and shall pay (subject to the limitations in this Article VIII) the reasonable fees and expenses of one counsel to all Claimants arising out of the same or similar set of circumstances in connection with such defense, if such Third-Party Claim (i) primarily seeks as a means of recourse an injunction or other equitable relief against the Claimant, (ii) involves a criminal allegation by a Governmental Authority against the Claimant, (iii) to the extent related to claims arising under Sections 8.1(a)(i) and 8.1(b)(i) other than for a Fundamental Representation, would reasonably be expected to result in an Indemnity Loss (including the cost of defense) which exceeds the amount, if any, then remaining under the Indemnification Cap, (iv) involves, in the opinion of counsel of the Claimant, a conflict of interest between the Indemnifying Party and the Claimant in which Claimant is able to bring claims that are not available to the Indemnifying Party, or (v) is being conducted and controlled by the insurer under the R&W Policy (clauses (i) through (v), the “Exception Claims”).
(b)If the Indemnifying Party timely gives the foregoing Election Notice and such Third-Party Claim is not an Exception Claim, the Indemnifying Party shall have the right to undertake, conduct and control, at the Indemnifying Party’s sole expense, the conduct and settlement of such Third-Party Claim, and the Claimant shall provide its reasonable cooperation, at the Indemnifying Party’s expense to the extent Claimant incurs reasonable out of pocket expenses, including providing reasonable access during regular business hours to records and Personnel of the Claimant to the Indemnifying Party in connection therewith; provided, however, that (i) the Indemnifying Party shall not consent to any settlement that imposes any injunction against the Claimant without the prior written consent of the Claimant, (ii) the Indemnifying Party shall permit the Claimant to participate in such conduct or settlement through legal counsel chosen by the Claimant, but the fees and expenses of such legal counsel shall be borne solely by the Claimant, (iii) upon a final determination of such Third-Party Claim, the Indemnifying Party shall promptly reimburse the Claimant, to the extent required under this Article VIII, for the full amount of any Indemnity Loss incurred by the Claimant, except fees and expenses of legal counsel that the Claimant incurred pursuant to clause (ii) following the receipt by the Claimant of the Election Notice, and (iv) the Indemnifying Party shall have the right to pay or settle such Third-Party Claim provided that (A) such settlement is solely for monetary damages, all of which are being paid by the Indemnifying Party, (B) the Claimant has no liability with respect to such settlement, (C) the terms of such settlement provide for a full release of the Claimant, and (D) the consent of the insurer under the R&W Policy is obtained, if required by the insurer or the R&W Policy, and (v)

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the Claimant shall have the right to pay or settle any such Third-Party Claim with the written consent of the Indemnifying Party.
(c)If (i) the Claimant does not receive an Election Notice within thirty (30) days after the Indemnifying Party’s receipt of the Litigation Notice with respect to a Third-Party Claim, or (ii) such Third-Party Claim is an Exception Claim, in each case, the Claimant may defend against and settle such matter as it deems appropriate at the expense of the Indemnifying Party (subject to the limitations set forth in this Article VIII and Section 8.6(b)(v)); provided, that the Indemnifying Party shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided, however, that the fees and expenses of such separate counsel shall be borne by the Indemnifying Party and shall not be recoverable from such Claimant or the Indemnity Escrow Amount under this Article VIII and subject to the limitations in this Article VIII.
(d)To the extent of any conflict between this Section 8.6 and Section 9.1(g), Section 9.1(g) shall govern.
Section 8.7.Survival.  Claims for indemnification under Section 8.1(a)(i), Section 8.1(a)(ii), Section 8.1(a)(iii) and Section 8.2(b)(i) shall only be valid to the extent that such claims are made on or prior to the one (1) year anniversary of the Closing Date; provided, however, that notwithstanding the foregoing, claims arising from any breach of the Fundamental Representations may be made at any time on or prior to sixty (60) days after the expiration of the applicable statutes of limitations. On the one (1) year anniversary of the Closing Date, and in accordance with the terms of the Escrow Agreement, Members’ Representative and Parent shall deliver joint written instruction to the Escrow Agent directing the Escrow Agent to disburse the balance of the Indemnity Escrow Amount as directed by Members’ Representative, less any amounts necessary to satisfy any then pending indemnification obligations of the Members (which such amounts shall remain in escrow pending the resolution of such outstanding obligations).
Section 8.8.Limitation on Certain Indemnified Losses.
(a)The Members shall have no liability in respect of any Indemnity Losses arising under Sections 8.1(a)(i), 8.1(a)(ii) or 8.1(b)(i) (other than in the case of Exempted Losses) unless the amount of such Indemnity Losses resulting from or arising out of any individual circumstances or occurrence or series of related circumstances or occurrences arising out of the same or similar set of facts or circumstances actually incurred or paid by the Parent Indemnified Parties exceeds $10,000 (the “Indemnity Threshold”); provided, that all Indemnity Losses incurred or paid by the Parent Indemnified Parties (including those that do not exceed the Indemnity Threshold) shall be counted towards the Indemnification Deductible.
(b)The Members shall not be required to indemnify the Parent Indemnified Parties for Indemnity Losses arising under Sections 8.1(a)(i) and 8.1(b)(i) unless and until the aggregate amount of such Indemnity Losses for which the Parent Indemnified Parties are otherwise entitled to indemnification pursuant to Sections 8.1(a)(i) and 8.1(b)(i) exceeds $278,250 (the “Indemnification Deductible”), and then only to the extent such Indemnity Losses are in excess of such Indemnification Deductible, subject to the other limitations in Article VIII; provided,

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however, that the Indemnification Deductible shall not apply to Indemnity Losses arising from Exempted Losses.
(c)After the Indemnification Deductible is exceeded, the Parent Indemnified Parties shall be entitled to be paid the amount of all Indemnity Losses in excess of the Indemnification Deductible, subject to the limitations on recovery and recourse set forth herein, including the Indemnity Threshold and Indemnification Cap.  Other than Exempted Losses, in no event shall the Members in the aggregate be liable to indemnify the Parent Indemnified Parties for Indemnity Losses arising under Sections 8.1(a)(i) and 8.1(b)(i) in excess of $278,250 (the “Indemnification Cap”). For the avoidance of doubt, except in the case of Fraud, in no event shall the Members in the aggregate be liable to indemnify the Parent Indemnified Parties or otherwise for Indemnity Losses in excess of the Merger Consideration in the aggregate or with respect to any Member, such Member’s Pro Rata Share of the Merger Consideration; provided, however, notwithstanding anything to the contrary herein, the Members’ aggregate liability with respect to the Parent Indemnified Parties for Indemnity Losses arising under Section 8.1(a)(ii) (Title) and Section 8.1(a)(iii) (Indemnified Taxes) shall be the Retention.
(d)Except for (i) Indemnity Losses up to the amount of the Indemnification Cap (and subject to the Indemnity Threshold) and (ii) Exempted Losses, claims made by the Parent Indemnified Parties against the R&W Policy shall be the sole and exclusive remedy of the Parent Indemnified Parties for any Indemnity Losses arising under Sections 8.1(a)(i) and 8.1(b)(i).  Except for (A) Indemnity Losses up to the Retention (and subject to the Indemnity Threshold) and (B) Exempted Losses, claims made by the Parent Indemnified Parties against the R&W Policy shall be the sole and exclusive remedy of the Parent Indemnified Parties for any Indemnity Losses arising under Sections 8.1(a)(ii) and 8.1(a)(iii). In furtherance of the foregoing, subject to the limitations set forth in this Article VIII, in the event the Parent Indemnified Parties are entitled to Indemnity Losses arising under Sections 8.1(a)(i), 8.1(a)(ii), 8.1(a)(iii) and 8.1(b)(i) from Catapult or any Member (other than with respect to any Exempted Losses), the Parent Indemnified Parties’ first source of recovery shall be recourse to the Indemnity Escrow Amount until the Indemnity Escrow Amount has been fully exhausted or disbursed in accordance with the terms of the Escrow Agreement, at which point (x) the Parent Indemnified Parties’ sole source of recovery for Indemnity Losses arising under Sections 8.1(a)(i) and 8.1(b)(i) shall be through the R&W Policy in accordance with the terms of the R&W Policy and (y) the Parent Indemnified Parties’ source of recovery for Indemnity Losses arising under Sections 8.1(a)(ii) and 8.1(a)(iii) shall be against Catapult, to the extent the Retention under the R&W Policy has not been met and then solely against the R&W Policy from and after the time at which the Retention under the R&W Policy has been met.  Other than with respect to Exempted Losses, with respect to Indemnity Losses arising out of a breach of Sections 8.1(a)(i) and 8.1(b)(i), no Member (including Catapult) will have any liability for, and no Parent Indemnity Party will claim, any Indemnity Losses in excess of the Indemnification Cap other than from the R&W Policy.  Other than with respect to Exempted Losses, with respect to Indemnity Losses arising out of a breach of Sections 8.1(a)(ii) and 8.1(a)(iii), no Member (including Catapult) will have any liability for, and no Parent Indemnity Party will claim, any Indemnity Losses in excess of the Retention other than from the R&W Policy.
(e)For the purposes of determining the existence of any breach of or inaccuracy in any representation or warranty in this Agreement or in calculating Indemnity Losses hereunder (other

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than the representation and warranty in the third sentence of Section 2.1 (Organizational Status; Authorization), Section 2.4(a) (Financial Statements), Section 2.13 (Absence of Changes), the term “Material Contract,” “Material Customer” or “Material Supplier” or the term or definition “Material Adverse Effect”), each qualification to a representation or warranty by use of the word “material”, “materially”, or “Material Adverse Effect” shall be disregarded.
(f)The Parent Indemnified Parties or the Member Indemnified Parties, as applicable, shall take commercially reasonable steps to mitigate any Indemnity Loss as required under Law after any Parent Indemnified Party or Member Indemnified Party, as applicable, becomes aware of any event which does, or could reasonably be expected to, give rise to any such Indemnity Loss, and shall notify the Indemnifying Party of such efforts. The amount of any Indemnity Losses for which indemnification is provided under this Article VIII will be computed net of (i) any insurance or other proceeds actually received by the Claimant or the other Parent Indemnified Parties in connection with such Indemnity Loss, subject to Section 8.9, (ii) any indemnity, contribution or other similar payment the Claimant or the other Parent Indemnified Parties actually received from any Person with respect to such Indemnity Loss, and (iii) any other payment or monetary recoupment received, realized or retained by the Claimant or other Parent Indemnified Party as a result of the events giving rise to the claim. Any Claimant that becomes aware of Indemnity Losses for which it intends to seek indemnification hereunder will use commercially reasonable efforts to pursue claims and collect any amounts to which it may be entitled under insurance policies or from third parties (pursuant to indemnification agreements or otherwise); provided, that all reasonable costs, fees and expenses incurred by the Claimant to collect such amounts shall be deemed an Indemnity Loss (subject to the limitations set forth in this Article VIII).
(g)The fact that there exists more than one provision of this Agreement or a Transaction Document giving the right to any Party to assert claims for indemnification for a particular matter or Indemnity Loss, such Party shall have the right, at its election, to make a claim under all or any portion of such provisions, but notwithstanding the fact that any Party may have the right to assert claims for indemnification under or in respect of more than one provision of this Agreement or another agreement entered into in connection herewith in respect of any fact, event, condition or circumstance no Person shall be entitled to recover the same Indemnity Loss suffered by such Person more than once under all such agreements in respect of such fact, event, condition or circumstance or if such amount was included in the calculation of Working Capital Liabilities, Closing Debt or Transaction Expenses.
(h)No Person shall be liable under this Agreement for any Indemnity Losses suffered, sustained, paid or incurred by the Parent Indemnified Parties or the Member Indemnified Parties, as applicable, after Closing that result from any inaccuracy in or breach of any representation or warranty in this Agreement or the other Transaction Documents if the Person seeking indemnification for such Indemnity Losses had knowledge of such inaccuracy or breach at the time of Closing.
Section 8.9.Insurance Recovery.
(a)The amount of any Indemnity Loss for which indemnification is provided under Section 8.1 or 8.2 shall be net of any amounts actually received by the Parent Indemnified Parties

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or the Member Indemnified Parties, as applicable, under insurance policies with respect to such Indemnity Loss (after deducting therefrom out-of-pocket costs and expenses reasonably incurred in pursuing or obtaining such insurance proceeds, the amount of any deductible or retention actually paid with regard to such claim by Parent Indemnified Parties or Members Indemnified Parties, as applicable, and the amount of any increased premium amounts directly attributable to such claim).  The Parent Indemnified Parties or the Member Indemnified Parties, as applicable, shall use commercially reasonable efforts (which shall not include commencing litigation or incurring material out-of-pocket costs or expenses) to pursue recovery for Indemnity Losses under any available insurance coverage.
(b)In the event an insurance claim relating to an Indemnity Loss (other than a claim under the R&W Policy) is pending, and has been pending for in excess of ninety (90) days, or the amount of the insurance proceeds is under dispute between the Indemnifying Party and the applicable insurer at the time such Indemnity Loss is to be paid by the Indemnifying Party under this Article VIII, the Indemnifying Party shall pay the full amount of such Indemnity Loss (subject to the limitations of this Article VIII), and any insurance proceeds subsequently received by the Claimant or agreed upon by the Indemnifying Party relating to such Indemnity Loss (after the deductions set forth above in Section 8.8(a)) shall be paid by such Parent Indemnified Parties or the Member Indemnified Parties, as applicable, to the Indemnifying Party, up to the amount of the Indemnifying Party’s payment with respect to such Indemnity Loss.
Section 8.10.Special Rule for Fraud.  Notwithstanding anything to the contrary contained in this Article VIII, in the event any claim for Indemnity Loss under Sections 8.1(a)(i), 8.1(a)(ii), 8.1(b)(i) or 8.3(a) arises out of Fraud, then (a) solely with respect to the underlying claim of Fraud, such representation or warranty shall survive indefinitely and (b) the limitations set forth in Section 8.6, as applicable, shall not apply to any Indemnity Loss that the Parent Indemnified Parties or the Member Indemnified Parties, as the case may be, may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with any such breach.
Section 8.11.Exclusive Remedy.  Except as provided in Section 1.10, for specific performance or injunctive relief, and for legal or equitable relief for any claim for Fraud, the right to indemnification under this Article VIII (including recourse to the R&W Policy) shall constitute the sole and exclusive right and remedy available to any Party hereto for any breach of any representation, warranty, covenant, agreement or obligation set forth herein, in the Escrow Agreement, Transmittal Letter, certificates delivered pursuant to Sections 1.9(a)(xii) and (xiii) or  Section 1.9(b)(vi), or otherwise with respect to the Company, its Assets and Properties, the Business and/or this Agreement, and no Party hereto or any of its Representatives shall seek, assert, initiate or maintain any legal action at law or in equity against any other Party hereto which is directly or indirectly related to any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise with respect to the Company, its Assets and Properties, the Business and/or this Agreement. Each Party hereby waives its right to seek any other remedy therefor, whether at law, in equity or otherwise, including any common law claims for breach of contract, contribution or indemnification.
Section 8.12.Tax Treatment of Indemnity Payments.  To the maximum extent permitted by Law, it is the intention of the parties to treat any indemnity payment made under this Agreement

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as an adjustment to the purchase price for all Tax purposes, and the parties agree to file their Tax Returns accordingly.
Section 8.13.R&W Policy.  Nothing in this Agreement shall in any way limit Parent or its Affiliates from making any claims or receiving any recoveries under the R&W Policy, whether for breaches under this Agreement or any other claim that may be permitted to be made under the R&W Policy.
Article IX
POST-CLOSING MATTERS
Section 9.1.Taxes.  The following provisions shall govern the allocation of responsibility as between Parent, on one hand, and the Members, on the other hand, for certain Tax matters following the Closing Date:
(a)Straddle Period.  In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”): (i) the amount of any real, personal and intangible property taxes, ad valorem taxes and similar obligations (“Property Taxes”) for the portion of such Straddle Period through the end of the Closing Date shall be determined between the period (or portion thereof) ending on or prior to the Closing Date and the period (or portion thereof) beginning after the Closing Date by prorating such Property Taxes on a daily basis over the entire Straddle Period, and (ii) the amount of any non-Property Taxes (including any income taxes or similar Taxes) for the portion of such Straddle Period through the end of the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time); provided, however, that (x) all exemptions, allowances, or deductions for the entire Straddle Period which are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the two short periods in proportion to the number of days in each period (y) any income, gain, sale or profit realized on the Closing Date but after the Closing and arising from a transaction, action or event outside of the Ordinary Course of Business will be allocated to the post-Closing portion of such Straddle Period, and (z) all Transaction Tax Deductions for a Straddle Period shall be allocated to the pre-Closing portion of the Straddle Period.
(b)Responsibility for Filing Tax Returns. Subject to the other provisions of this Section 9.1, including the remaining provisions of this Section 9.1(b), Parent shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns for the Company that are filed after the Closing Date, including Tax Returns for any Straddle Period (each such Tax Return a “Parent Prepared Return”); provided, however, the Members’ Representative shall prepare or cause to be prepared, at its sole cost, and file or cause to be filed all Pass-Through Tax Returns for all taxable periods ending on or prior to the Closing Date, including (for the avoidance of doubt) the Company’s 2023 IRS Form 1065 and related 2023 state Pass-Through Tax Returns, (each, a “Pre-Closing Pass-Through Tax Return”).  The Pre-Closing Pass-Through Tax Returns and the Parent

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Prepared Returns shall be prepared in a manner consistent with the past Tax practices of the Company, the Tax Treatment, the Merger Consideration Allocation (as finally determined hereunder) and the reporting of the Transaction Tax Deductions as specifically provided herein.  Each Parent Prepared Return reporting any Tax for which any Member could be liable (including pursuant to the indemnity provisions of this Agreement) and each Pre-Closing Pass-Through Tax Return is referred to herein as a “Reviewable Return.”  Each Reviewable Return shall be delivered by the preparing-Party (the Members’ Representative, the case of  Pre-Closing Pass-Through Tax Return, and the Parent, in the case of a Parent Prepared Return (each, the “Preparing Party”)) to non-preparing Party (as applicable, Parent or the Member’s Representative (each, the “Non-Preparing Party”)) for the Non-Preparing Party’s review and comment no later than thirty (30) days prior to the due date for such return, and the Preparing Party will adopt (and update the relevant Tax Return for) all reasonable comments of Non-Preparing Party with respect to each such Reviewable Return to the extent such comments are delivered in writing by the Non-Preparing Party to the Preparing Party at least fifteen (15) days prior to the due date for such return.  If the Preparing-Party disputes any comments that the Non-Preparing Party provided in accordance with the foregoing provisions, the Preparing Party will provide prompt (but in no event less than two (2) days after delivery of the Non-Preparing Party’s comments) written notice to Non-Preparing Party of such objection, and the Preparing Party and Non-Preparing Party will negotiate in good faith to resolve all such matters for a period of seven (7) days from the date on which such notice of objection is so provided.  If any such matter(s) remain unresolved after such 7-day period, the Preparing Party and Non-Preparing Party shall submit such unresolved matter(s) to the Independent Accounting Firm (or such other nationally recognized tax accounting firm (the “Other Firm”) as mutually agreed to by Parent and the Members’ Representative, if the Independent Accounting Firm is unable or unwilling to resolve such matter) for resolution pursuant to procedures substantially similar to the procedures provided in Section 1.10(b)(iii), applied mutatis mutandis; provided, that the Independent Accounting Firm and (if applicable) the Other Firm shall be bound by and follow each specific agreement set forth herein with respect to Taxes (including the Tax Treatment, the Merger Consideration Allocation (as finally determined hereunder) and reporting of Transaction Tax Deductions).  With respect to any dispute in respect of a Reviewable Return that is submitted to the Independent Accounting Firm or the Other Firm for resolution in accordance with the foregoing provisions, if the applicable matter is not resolved by the due date (as permissibly extended) of such Reviewable Return, the Preparing Party will be permitted to file such Tax Return as prepared by the Preparing Party (as updated for all matters not in dispute) by its extended due date and the Preparing Party will promptly amend such Tax Return to the extent necessary to ensure that the Tax Return (as so amended) is prepared and filed consistent with the final determination of the Independent Accounting Firm or Other Firm, as applicable. Notwithstanding the forgoing or any other provision of this Agreement, no income Tax Return of Parent, or a consolidated income Tax Return for a consolidated group including Parent, shall be reviewable or require the consent of any Member before filing such Tax Return.

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(c)Cooperation on Tax Matters.
(i)Parent, the Surviving Company and the Members’ Representative shall reasonably cooperate, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 9.1 and any Proceeding with respect to Taxes or Tax Returns relating to a Pre-Closing Tax Period of the Company.
(ii)The Parties shall use commercially reasonable efforts to retain all Tax Returns, schedules and work papers, records, and other documents in its possession relating to Tax matters of the Company until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate.
(d)Certain Taxes and Fees.  All sales, use, transfer, filing, recordation, registration and similar Taxes and fees arising from or associated with the transactions contemplated by this Agreement (“Transfer Taxes”), whether levied on any Member or Parent or their respective Affiliates, shall be paid equally by the Members, on the one-hand, and Parent, on the other hand. The party legally required to file any necessary Tax Returns with respect to such Taxes will timely file all such Tax Returns and other documentation with respect to all such Taxes.  Each Party will use its commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any such Tax that could be imposed with respect to the transactions contemplated hereby.
(e)Amended Returns and Retroactive Elections.  Notwithstanding anything to the contrary herein (i) the Members’ Representative shall have the sole right to file, or cause to be filed, any Tax Returns for Tax years ending on or prior to the Closing Date to the extent such Tax Return is a Pass-Through Tax Return, including any such Tax Return required to be filed as a result of binding or otherwise agreed to examination adjustments resulting from the settlement of a Tax Claim and (ii) unless separately consented to by the Members’ Representative (which consent shall not be unreasonably withheld, conditioned or delayed) or otherwise required by applicable Law, Parent shall not, and shall not cause or permit any of its Affiliates to, (1) make, change, or revoke any election with respect to any Tax Return of the Company for a Pre-Closing Tax Period if such election (or change or revocation thereof) could increase the Tax liability of a Member or any direct or indirect owner of any Member or otherwise result in any liability for a Member under the indemnification provisions of this Agreement, (2) request or agree to any waiver or extension of the statute of limitations or any period for the assessment of any Tax of the Company for a Pre-Closing Tax Period if such waiver or extension is with respect to any Pass-Through Tax Return or a Tax for which any Member could have any liability (including through indemnification) pursuant to this Agreement, or (3) with respect to the Company for a Pre-Closing Tax Period, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to a refund of Taxes, or engage in any voluntary disclosure or other similar program with the Internal Revenue Service or any other Taxing Authority, if such action is with respect to a Pass-Through Tax Return or relates to a Tax

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or Tax Return which could result in any liability for any Member, including pursuant to the indemnification provisions of this Agreement.
(f)Refunds or Credits. Any and all refunds and credits of Taxes (including any interest paid by the applicable Governmental Authority with respect thereto) of the Company for any tax period (or portion thereof) ending on or prior to the Closing Date shall be for the account of the Members (based on their Pro Rata Percentage).  Any refund or credit of Taxes of the Company for any Straddle Period shall be equitably apportioned between the Members and Parent in accordance with the foregoing provisions of Section 9.1(a).  Parent shall, and shall cause its Affiliates (including the Company) to, promptly (and in any event within 10 days of receipt or utilization of such Tax refund or) pay the Paying Agent (for distribution to the Members consistent with Section 1.7(b)(iv)) an amount equal to each refund or credit to which the Members are entitled in accordance with Section 9.1(a) net of (without duplication) (1) Taxes payable by the Parent or its Affiliates as a direct result of obtaining such refund or credit, (2) any reasonable out-of-pocket costs associated in obtaining such refund or credit, and (3) amounts required to be withheld on such payment pursuant to applicable Law. If there is a subsequent reduction by the applicable Taxing Authority of any refund or credit amounts with respect to which a payment has been made pursuant to this Section 9.1(f), then Members’ Representative will pay Parent an amount equal to such reduction plus any interest or penalties imposed by the Taxing Authority with respect to such reduction.  Notwithstanding anything contrary in the foregoing provisions, this Section 9.1(f) shall apply only to refund(s) and credit(s) that are (x) received, realized or applied for on or before the date that is one (1) year following the Closing Date or (y) of Taxes which are actually paid by (including through any indemnification under this Agreement) one or more Members following the Closing Date.
(g)Tax Claims. Parent shall promptly (and shall cause its Affiliates to promptly) notify the Members’ Representative following receipt of written notice of any audit, examination, notice of deficiency, administrative or judicial proceeding or claim by any Taxing Authority in respect of any Tax Return or Taxes of the Company for any Pre-Closing Tax Period (including the pre-Closing portion of any Straddle Period) or any Taxes for which an indemnification claim could reasonably exist or result against any Member pursuant to the terms of this Agreement (each, a “Tax Claim”); provided, that failure to comply with this provision shall not affect Parent’s right to indemnification hereunder, except and only to the extent that the rights or defenses available to the Members (including the Members’ Representative) with respect to such claim are forfeited or materially prejudiced by reason of such failure.  With respect to any Tax Claim relating to a Pass-Through Tax Return for a Tax period ending on or before the Closing Date or a Tax for which any Member could have liability pursuant to the indemnification terms of this Agreement, the Members’ Representative shall have the right, but not the obligation, to control the settlement and resolution of (including the right to appoint the “partnership representative” and the “designated individual,” as those terms are used in Section 6223 of the Code and Treasury Regulation Section 301.6223-1(b)(3), and the “tax matters partner” as that term is defined in Section 6231 of the Code for years prior to 2018, as applicable) each such Tax Claim by providing written notice to Parent within fifteen (15) days of

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Parent’s (or, if applicable, its Affiliate’s) delivery to the Members’ Representative of notice of the applicable Tax Claim; provided, that (a) the Members’ Representative shall keep Parent reasonably informed of all material developments relating to any Tax Claim controlled by Members’ Representative, (b) Parent shall be entitled to participate in such Tax Claim at its own expense, including having an opportunity to review and comment on, all submissions made to a Taxing Authority in connection with such Tax Claim, and (c) Members’ Representative may not agree to a settlement or compromise thereof without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.  Parent shall have the right to control any other Tax Claim (including any such Tax Claim which the Members’ Representative does not elect to control pursuant to the foregoing provisions); provided, that, if the Tax Claim relates to Taxes for which an indemnification claim could exist against any Member pursuant to the terms of this Agreement, (v) Parent shall keep the Members’ Representative reasonably informed of all material developments relating to any Tax Claim controlled by Parent, (x) Members’ Representative shall be entitled to participate in such Tax Claim at its own expense, including having an opportunity to review and comment on, all submissions made to a Taxing Authority in connection with such Tax Claim, and (z) Parent shall not (and shall not permit any of its Affiliates (including the Surviving Company) to) agree to (or permit or cause) a settlement or compromise thereof without the prior written consent of the Members’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed.  For the avoidance of doubt, Members’ Representative shall have the sole right to designate the “partnership representative” (within the meaning of Code Section 6223) of the Company and any “designated individual” within the meaning of Treasury Regulation Section 301.6223-1(b)(3), in each case, for any taxable period, or portion thereof, of the Company that ends on or before the Closing Date. Notwithstanding anything to the contrary in this Agreement, the provisions of Article VIII are subject to the foregoing provisions of this Section 9.1(g).
(h)Imputed Underpayment. Notwithstanding the foregoing provisions of this Section 9.1, unless otherwise agreed to in writing by Parent, in the event that Company is liable for an imputed underpayment of Taxes under Code Section 6225 for a Pre-Closing Tax Period, Company shall validly make, and cause the applicable partnership representative to cooperate with the making of, the election under Section 6226 of the Code (or a similar provision of state, local, or other Tax Law) with respect to the alternative to payment of imputed underpayment by the Company for such Pre-Closing Tax Period, and the Members (and, as applicable, any former Members) shall take any action, such as filings, disclosures, and notifications, necessary to effectuate such election and pay their respective share of the imputed underpayment of Taxes. Unless Company has made a valid election under Section 6226 of the Code with respect to a Pre-Closing Tax Period, at the written request of Parent, in connection with any Tax Claim relating to a Pass-Through Tax Return of the Company for a Pre-Closing Tax Period, Company shall cause the Members (or, as applicable, any former Member) to prepare and file, at their expense, any such required amended Tax Return(s) as described in Section 6225(c)(2) of the Code and the Treasury Regulations promulgated thereunder with respect to such taxable period, in each case, in accordance with the requirements of Section 6225(c)(2) of the Code and any applicable Treasury Regulations. Unless otherwise agreed in writing by Parent, in the event

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that the Company fails to make a timely election under Section 6226 of the Code with respect to a Pre-Closing Tax Period for which an election under Section 6226 of the Code was otherwise available, Parent shall have the sole and exclusive right to control any audit, litigation, or other proceeding in respect of Taxes relating to a Tax Return of the Company for such Pre-Closing Tax Period starting from the last day for filing a timely election under Section 6226 of the Code.
Section 9.2.Preservation of Books and Records.
(a)Members’ Representative and each Member and its Affiliates, who shall be third-party beneficiaries under this Section 9.2, shall have the right to retain, at their sole cost and expense, copies of (i) all Books and Records and all Tax Returns and other information and documents (A) relating to Tax matters of the Company applicable to such Member, in each case, relating to periods ending on or prior to the Closing Date, (B) relating to any information such Member may be required to disclose in compliance with applicable Law regarding the Company Employees applicable to such Member, (C) as required by any legal or regulatory authority, including any applicable Law or regulatory request or (D) (i) as may be necessary for such Member and its Affiliates to perform their respective obligations pursuant to this Agreement and the other Transaction Documents, in each case subject to compliance in all material respects with applicable Laws, (ii) all data room materials, and (iii) all Books and Records prepared in connection with the transactions contemplated herein, including any books and records that may be relevant in connection with the defense of disputes arising under this Agreement or financial information and all other accounting books and records prepared or used in connection with the preparation of financial statements of the Company applicable to such Member.  To the extent not already in the possession of Company as of the Closing, within thirty (30) days after the Closing, Members’ Representative shall deliver to Parent all Books and Records of the Company that are in the possession of the Members or any Affiliate of the Members; provided, however, that all employee files in the possession of the Members and their Affiliates shall be excluded from the records delivered to Parent pursuant to this Section 9.2(a).
(b)For a period of six (6) years from the Closing Date or such longer time as may be required by Law:
(i)Parent shall not, and shall cause its Affiliates not to, dispose of or destroy any of the Books and Records of the Company relating to periods on and prior to the Closing (the “Books and Records”) without first offering to turn over possession thereof to the Members’ Representative by written notice to the Members’ Representative at least ten (10) days prior to the proposed date of such disposition or destruction.
(ii)Parent shall, and shall cause its Affiliates to, allow the Members and their respective agents access to all Books and Records on reasonable notice and at reasonable times at Parent’s or the Company’s principal place of business or at any location where any Books and Records are stored, and the Members shall have the

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right, at their own expense, to make copies of any Books and Records; provided, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of Parent’s business.
(iii)Parent shall, and shall cause its Affiliates to, make available to the Members and their respective Affiliates upon reasonable notice to the Members and at reasonable times and upon written request (i) Parent’s or its Affiliates’ personnel to assist any Member in locating and obtaining any Books and Records, and (ii) any of Parent’s or its Affiliates’ personnel whose assistance or participation is reasonably required by a Member or any of its Affiliates in anticipation of, or preparation for, existing or future Proceedings relating to Taxes in which a Member or any of its Affiliates are involved, subject to such Member reimbursing Parent for reasonable out-of-pocket expenses incurred in performing the covenants contained in this Section 9.2.
Section 9.3.Affiliate Services.  Except as set forth on Schedule 9.3, pursuant to the Transition Services Agreement or with regards to any Continuing Employee, solely with respect to such Continuing Employee’s employment, no Member nor its Affiliates shall have any obligation to provide any services, support or assets (including any Company Guarantees) with respect to the Company or its Assets and Properties from and after the Closing and, unless otherwise agreed to in writing by such applicable Member and Parent or listed on Schedule 9.3.
Article X
GENERAL PROVISIONS; MISCELLANEOUS
Section 10.1.Modification; Waiver.  This Agreement may be modified only by a written instrument executed by each Party.
Section 10.2.Entire Agreement.  This Agreement, including the Disclosure Schedules and exhibits hereto, the documents, instruments and schedules referred to herein and all other documents dated as of the Closing Date, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof.
Section 10.3.Expenses.  Except as expressly provided herein, each Party shall pay its own expenses incident to the preparation of this Agreement and the negotiation and consummation of the transactions contemplated by this Agreement.
Section 10.4.Further Actions.  Each Party will execute and deliver such certificates and other documents, furnish to the other Party information reasonably requested by such Party and take such other actions as may reasonably be requested by another Party in order to consummate or implement the transactions contemplated hereby.
Section 10.5.Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows:  (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt;

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(b) if sent by reputable overnight air courier (such as DHL or Federal Express), one (1) Business Day after mailing; (c) if sent by electronic mail so long as also given by another means permitted hereby, when transmitted and receipt is confirmed in writing by the recipient; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

If to the Company (prior to Closing) or Members’ Representative:

Catapult Energy Services Group, LLC

3050 Post Oak Blvd., Suite 650

Houston, TX 77056

E-mail: [***]

Attention: [***]

With a copy (which shall not constitute notice) to:

Locke Lord LLP

600 Travis, Suite 2800

Houston, Texas  77002

E-mail: MTiras@lockelord.com

Attention:  Mitch Tiras

and

NGP Energy Capital

2850 N. Harwood Street, 19th Floor

Dallas, Texas 75201

E-mail: [***]

Attention:  [***]

If to Parent, Merger Sub, or the Surviving Company:

Cudd Pumping Services, Inc.

c/o RPC, Inc.

2801 Buford Highway NE, Suite 300

Atlanta, Georgia 30329

Email: [***]

Attention: [***]

With a copy (which shall not constitute notice) to:

Arnall Golden Gregory LLP

171 17th Street, NW, Suite 2100

Atlanta, Georgia  30363

E-mail: sean.fogarty@agg.com

Attention: Sean P. Fogarty, Esq.

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or to such other address or to such other Person as any Party hereto has last designated by written notice to the other parties.

Section 10.6.Assignment.  This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party hereto without (i) the prior written consent of the Members’ Representative in the case of an assignment by Parent or Merger Sub, which shall not be unreasonably withheld, conditioned or delayed, and (ii) the prior written consent of Parent in the case of an assignment by the Company, which shall not be unreasonably withheld, conditioned or delayed. For the avoidance doubt, Parent may assign all or a portion of its rights hereunder or under the Transaction Documents upon advance written notice to the Members’ Representative to (a) one or more of its Affiliates (a “Parent Assignee”), (b) any of its or any Parent Assignee’s lenders as collateral security, or (c) any purchaser of the Surviving Company or the assets thereof.  No assignment shall release the assigning party of its obligations and liabilities under this Agreement.
Section 10.7.No Third Party Beneficiaries.  Except for the provisions of Section 5.5, Section 9.2, Section 10.15 and Section 10.16 which are intended to be enforceable by the Persons respectively referred to therein, nothing in this Agreement shall confer any rights upon any Person that is not a party or a successor or permitted assignee of a Party to this Agreement.
Section 10.8.Counterparts.  This Agreement may be executed in counterparts, all of which shall together constitute one and the same instrument.
Section 10.9.Rules of Construction.
(a)Unless the context otherwise requires, references herein: (i) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder
(b)When calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded.  If the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day.
(c)The words “hereby,” “herein,” “hereof,” “hereunder,” “hereinafter” and words of similar import refer to this Agreement as a whole (including any exhibits and schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears.  The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”  The definitions given in this Agreement apply equally to both the singular and plural forms of the terms defined.  Whenever the context requires,

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any pronoun includes the corresponding masculine, feminine and neuter forms.  If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).
(d)The word “or” is not exclusive and has the inclusive meaning represented by the phrase “and/or.”
(e)The Disclosure Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement.
(f)The Parties hereto acknowledge that each Party and its attorney(s) have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.
(g)The provision of a Table of Contents, the division of this Agreement into Articles, Sections, and other subdivisions, and the insertion of headings are for convenience of reference only and do not affect, and will not be utilized in construing or interpreting, this Agreement.  All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.
(h)All references to currency herein, including, but not limited to, “$”, “USD” and “dollars,” shall be to, and all payments required hereunder shall be paid in, U.S. dollars.
(i)All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.
(j)The words “delivered,” “furnished” or “made available” (or any phrase of similar import) shall mean that such document was (i) posted, at least one (1) Business Day prior to the Closing Date, to the online data room hosted on behalf of the Company and the Members under “Project Topmast” at https://fmi.firmex.com/projects/614/documents or (ii) sent via e-mail at least one (1) Business Day prior to the Closing Date.
Section 10.10.Governing Law; Jury Waiver.
(a)THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE THAT WOULD REQUIRE THE SUBSTANTIVE LAWS OF ANOTHER STATE TO APPLY.
(b)THE PARTIES HERETO HEREBY AGREE THAT THEY HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT.

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Section 10.11.Consent to Jurisdiction and Forum Selection.  EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS IN AND FOR HARRIS COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.
Section 10.12.Disclosure Schedules.  The Disclosure Schedules to this Agreement are arranged in sections corresponding to those contained in this Agreement merely for convenience, and the disclosure of an item in one section or subsection of the Disclosure Schedules as an exception to any particular covenant, representation or warranty shall be deemed adequately disclosed as an exception with respect to all other covenants, representations or warranties, notwithstanding the presence or absence of an appropriate section or subsection of such schedules with respect to such other covenants, representations or warranties or an appropriate cross-reference thereto, in each case to the extent relevancy of such disclosure to such other covenants, representations or warranties is reasonably apparent.  Additionally, for each of the schedules, the mere inclusion of an item in such schedules as an exception to a representation or warranty shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in such schedules, that such information is required to be listed in such schedules or that such item (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance, that such item has had, or is expected to result in, a Material Adverse Effect that such item actually constitutes noncompliance with, or a violation of, any Law, Governmental Authorization or Contract or other topic to which such disclosure is applicable or that such item is outside the Ordinary Course of Business.  The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedules is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in a Disclosure Schedule is or is not material for purposes of this Agreement.  Capitalized terms used in the Disclosure Schedules, unless otherwise defined therein, shall have the meanings assigned to them in this Agreement.
Section 10.13.Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, the Parties agree that, in addition to any other remedies at Law for damages or other relief permitted under this Agreement, each Party may institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief, without the necessity of proving actual damages or posting of a bond.  Each Party hereby waives any requirement for securing or posting of any bond in connection with such remedy.
Section 10.14.Time is of the Essence.  This Agreement contains a number of dates and times by which performance or exercise of rights is due, and the Parties intend that each and every such date and time be the firm and final date and time, as agreed.  For this reason, each Party hereby waives and relinquishes any right it might otherwise have to challenge its failure to meet

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any performance or rights election date and time applicable to it on the basis that its late action constitutes substantial performance.  Without limiting the foregoing, time is of the essence in this Agreement.
Section 10.15.Conflict Waiver; Attorney-Client Privilege.  Each of the Parties hereto acknowledges and agrees, on its own behalf and on behalf of its directors, members, shareholders, partners, officers, employees and Affiliates, that:
(a)Locke Lord LLP has acted as counsel to the Members’ Representative and the Company in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Parent agrees, and shall cause the Surviving Company to agree, that, following consummation of the transactions contemplated hereby, such representation and any prior representation of the Company by Locke Lord LLP (or any successor) (the “Members Group Law Firm”) shall not preclude Members Group Law Firm from serving as counsel to the Members (including the Members’ Representative) or any director, member, shareholder, partner, officer or employee of the Members, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated hereby.
(b)Parent shall not, and shall cause the Company not to, seek or have Members Group Law Firm disqualified from any such representation based upon the prior representation of the Company by Members Group Law Firm.  Each of the Parties hereto hereby consents thereto and waives any conflict of interest arising from such prior representation, and each of such Parties shall cause any of its Affiliates to consent to waive any conflict of interest arising from such representation.  Each of the Parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the Parties have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 10.15 shall not be deemed exclusive of any other rights to which the Members Group Law Firm is entitled whether pursuant to law, contract or otherwise .
(c)All communications between the Members, Members’ Representative or the Company, on the one hand, and Members Group Law Firm, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall belong solely to the Members or Members’ Representative and shall not pass to or be claimed by Parent or the Surviving Company. Accordingly, Parent and the Surviving Company shall not have access to any Privileged Communications or to the files of Members Group Law Firm relating to such engagement from and after Closing. Without limiting the generality of the foregoing, from and after the Closing, (i) the Members (and not Parent or the Surviving Company) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of Parent or the Surviving Company shall be a holder thereof, (ii) to the extent that files of Members Group Law Firm in respect of such engagement constitute property of the client, only the Members or Members’ Representative (and neither Parent nor the Surviving Company)

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shall hold such property rights and (iii) Members Group Law Firm shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Parent or the Surviving Company by reason of any attorney-client relationship between Members Group Law Firm and the Company or otherwise. Notwithstanding the foregoing, in the event that a dispute arises between Parent or its Affiliates (including the Surviving Company), on the one hand, and a third party other than any of the Members or Members’ Representative, on the other hand, Parent and its Affiliates (including the Surviving Company) may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Parent nor any of its Affiliates (including the Surviving Company) may waive such privilege without the prior written consent of the Members’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Parent or any of its Affiliates (including the Surviving Company) is legally required by an order or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent permitted by applicable Law, then Parent shall immediately (and, in any event, within five (5) Business Days) notify the Members’ Representative in writing so that the Members’ Representative can seek a protective order.
(d)This Section 10.15 is intended for the benefit of, and shall be enforceable by, the Members Group Law Firm. This Section 10.15 shall be irrevocable, and no term of this Section 10.15 may be amended, waived or modified, without the prior written consent of the Members Group Law Firm, which consent shall not be unreasonably withheld, conditioned or delayed.
Section 10.16.Affiliate Liability.  Each of the following is herein referred to as a “Non-Recourse Party”: (a) any direct or indirect holder of equity interests or securities in any Member (whether limited or general partners, members, stockholders or otherwise), any investment fund organized by or managed by any of the foregoing Persons or any Affiliate of any of the foregoing Persons, (b) any director, officer, employee, Representative or agent of any Member or any Person who controls any such Member, all as prior to the date of this Agreement, or (c) any portfolio company of any Person described in clauses (a) or (b). No Non-Recourse Party shall have any liability or obligation to Parent of any nature whatsoever in connection with or under this Agreement, or the transactions contemplated herein or therein, and Parent hereby waives and releases all claims of any such liability and obligation. Each Non-Recourse Party is expressly intended as a third-party beneficiary of this Section 10.16.
Section 10.17.Members’ Representative.
(a)Each Member, pursuant to and as set forth in the Transmittal Letters, appoints Catapult Energy Services Group, LLC as his, her or its exclusive representative, agent, proxy and attorney-in-fact for all purposes under this Agreement, including to represent such Member in all matters related to this Agreement as the Members’ Representative.  The Members’ Representative will have full power and authority, on behalf of all of the Member, to take all actions required or desirable under this Agreement or the Escrow Agreement, and to take all other actions reasonably required to properly

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represent any or all of the Members under this Agreement or the Escrow Agreement, including to:
(i)give and receive notices and communications;
(ii)authorize delivery to Parent of cash from the Escrow Amount pursuant to the Escrow Agreement;
(iii)agree to, negotiate, enter into settlements and compromises of, and comply with orders or otherwise handle any other matters described in Section 1.10(c);
(iv)agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to claims for indemnification made by a Parent Indemnified Party pursuant to Article VIII;
(v)litigate, arbitrate, resolve, settle or compromise any claim for indemnification pursuant to Article VIII;
(vi)execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and any Transaction Document (including the Escrow Agreement);
(vii)make all elections or decisions contemplated by this Agreement and any Transaction Document (including the Escrow Agreement);
(viii)engage, employ or appoint any agents or representatives (including attorneys, accountants and consultants) to assist the Members’ Representative in complying with its duties and obligations; and
(ix)take all actions necessary or appropriate in the good faith judgment of Member Representative for the accomplishment of the foregoing.

With respect to all such matters, all of the Members will be bound by the actions taken by the Members’ Representative.  The Members’ Representative may resign at any time, and may be removed for any reason or no reason by the vote or written consent of a majority in interest of the Members according to each Member’s Pro Rata Percentage (the “Majority Holders”). In the event of the death, incapacity, resignation or removal of Members’ Representative, a new Members’ Representative shall be appointed by the vote or written consent of the Majority Holders. Notice of such vote or a copy of the written consent appointing such new Members’ Representative shall be sent to Parent, such appointment to be effective upon the later of the date indicated in such consent or the date such notice is received by Parent.

(b)All decisions and actions by the Members’ Representative in connection with this Agreement and the Transaction Documents will be final, binding and conclusive upon each of the Members, and no Member will have the right to object to, dissent from,

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protest or otherwise contest the same.  The Members’ Representative will have no duties or obligations hereunder, including any fiduciary duties, except those specifically set forth in this Agreement and such duties and obligations will be determined solely by the express provisions of this Agreement.
(c)A decision, act, consent or instruction of the Members’ Representative shall constitute a decision for all of the Members, and shall be final, binding and conclusive upon each of the Members.  Parent may rely upon any decision, act, consent or instruction of the Members’ Representative as being the decision, act, consent or instruction of each and all of the Members.  Parent is hereby relieved from any liability to any Person for any acts done in accordance with such decision, act, consent or instruction of the Members’ Representative.
(d)Each Member severally, for itself only and not jointly, agrees to indemnify and hold harmless the Members’ Representative and its Representatives against all expenses (including reasonable attorneys’ fees), judgments, fines and amounts incurred by such Persons in connection with any action to which the Members’ Representative or such other Person is made a party by reason of the fact that it is or was acting as, or at the direction of, the Members’ Representative pursuant to the terms of this Agreement and any other Transaction Document Neither the Members’ Representative nor any of its representatives shall incur any liability to any Member by virtue of the failure or refusal of such Persons for any reason to consummate the Contemplated Transactions or relating to the performance of their duties hereunder.  The Members’ Representative and its Representatives shall have no liability in respect of any action brought against such Persons by any Member, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise, if such Persons took or omitted taking any action in good faith.

(Signatures appear on following pages.)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing.

PARENT:

CUDD PUMPING SERVICES, INC.

By:

Name:

Title:

MERGER SUB:

RPC 123, LLC

By:

Name:

Title:

[Signature Page to Merger Agreement]

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COMPANY:

SPINNAKER OILWELL SERVICES LLC

By:

Name:

Title:

MEMBERS’ REPRESENTATIVE

and

PAYING AGENT:

CATAPULT ENERGY SERVICES GROUP, LLC

By:

Name:

Title:

[Signature Page to Merger Agreement]

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EXHIBIT A

DEFINITIONS

“Accounts Receivable” means: (a) all trade accounts receivable and other rights to payment from customers of the Company and the full benefit of all security for such accounts or debts, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers; (b) all other accounts or notes receivable and the full benefit of all security for such accounts or notes; and (c) any claims, remedies and other rights related to any of the foregoing.

“Affiliate” means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.  For purposes of this definition, “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting equity interest, by contract or otherwise.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010, and other applicable Laws concerning or relating to bribery or corruption.

“Assets and Properties” of any Person means all assets and/or properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, Inventory, goods and Intellectual Property.

“Business Day” means any day other than Saturday, Sunday or any day on which banks located in Houston, Texas are authorized to be closed for the conduct of regular banking business.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub.  L. 116-136) and any administrative or other guidance published with respect thereto by any Governmental Authority applicable to the Company.

“Catapult” means Catapult Energy Services Group, LLC, a Delaware limited liability company.

“Charter Documents” means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, (i) the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of that Entity, (ii) the bylaws, regulations or limited liability company agreement or regulations (or the equivalent governing documents) of that Entity and (iii) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that Entity’s capital stock or of any rights in respect of that Entity’s capital stock.

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“Closing Cash” means the aggregate cash and cash equivalents of the Company as of the Closing, as determined in accordance with GAAP.

“Closing Date Merger Consideration” shall mean (i) the Base Price, (ii) plus the amount of the Estimated Closing Cash, (iii) minus the amount of the Estimated Closing Debt, and (iv) minus the amount of the Estimated Transaction Expenses.

“Closing Debt” means the difference between (i) Indebtedness of the Company as of the Closing, minus (ii) the Prepaid Capital Lease Payments.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comerica Letters of Credit” means (i) that certain Letter of Credit No. OSB20037T, dated October 13, 2021, as amended, and (ii) that certain Letter of Credit No. OSB22126T, dated September 30, 2022, as amended, each issued by Comerica Bank in favor of Zurich American Insurance Company.

“Company Capital Leases” means that certain Master Equipment Lease Agreement No. 21647, dated October 11, 2018, as may be amended from time to time, and that certain Master Equipment Lease Agreement No. 32077, dated as of September 16, 2019, by and between Liberty Commercial Finance LLC and the Company, as supplemented by that certain Equipment Schedule No. 1, dated September 18, 2019, by and between Liberty Commercial Finance LLC and the Company.

“Company Data” means the Company’s proprietary, confidential data, including customer data and Personal Data held by the Company.

“Company Fundamental Representation” means, with respect to the Company, those representations and warranties in Section 2.1 (Organizational Status; Authorization), Section 2.2(a)(i) (No Conflicts; Consent and Approvals), Section 2.3 (Capitalization of the Company) and Section 2.16 (Brokers).

“Company Guarantees” means those guaranties, letters of credit, bonds, sureties and other forms of credit support or assurances provided by any Member or any of their respective Affiliates in support of obligations of the Company or with respect to the Business.

“Confidential Information” means, with respect to any Person, all trade secrets, know-how and other confidential, nonpublic or proprietary information of that Person, including any such information derived from reports, investigations, research, studies, work in progress, codes, marketing, sales or service programs, customer lists, records relating to past service provided to customers, capital expenditure projects, cost summaries, equipment or production system designs or drawings, pricing formulae, contract analyses, financial information, projections, present and future business plans, agreements with vendors, joint venture agreements, confidential filings with any Governmental Authority and all other confidential, nonpublic concepts, methods, techniques or processes of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

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“Contract” means, any written or oral agreement, contracts, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, licenses, franchises, leases and other instruments of any kind, including any amendments and other modifications thereto.

“COVID-19” means the infectious disease known as coronavirus disease 2019, or COVID-19, caused by severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2), and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Legal Requirement” shall mean the CARES Act, the Families Coronavirus Response Act of 2020, any U.S. presidential memorandum or executive order, or any other Legal Requirement intended to address the consequences of COVID-19 and applicable to the Company.

“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar law promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 and applicable to the Company, including any COVID-19 Legal Requirement.

“COVID-19 Subsidy Benefit” means any subsidy, loan, rebate or abatement of taxes, or deferral of taxes or Social Security payments (to the extent not quantified at Closing and included in the definition of Indebtedness) issued or granted by any Governmental Authority to the Company pursuant to any economic relief program or law enacted as a result of the COVID-19 pandemic anywhere in the world, including the Paycheck Protection Program administered by the U.S. Small Business Administration and the CARES Act.

“Data Security Requirements” means, collectively, all of the following to the extent relating to the access, collection, use, import, export, processing, storage, sharing, distribution, transfer, disclosure, security, destruction, or disposal of any Personal Data (whether in electronic or any other form or medium) or otherwise relating to personal information data protection, privacy, security, or security breach notification requirements and to the extent applicable to the Company, to the conduct of the Business, or to any of the Information Systems or any Company Data:  (i) the Company’s own rules, policies, and procedures; (ii) all applicable Laws, including to the extent applicable HIPAA Part 2, and state medical privacy laws; (iii) industry standards applicable to the industry in which the Business operates; and (iv) Contracts into which the Company has entered or by which the Company is otherwise bound.

“Disclosure Schedules” means the disclosure schedules delivered by the Company to Parent and Merger Sub concurrently with the execution and delivery of this Agreement.

“Employee Benefit Plan” shall mean (i) any “employee welfare benefit plan” or “employee pension benefit plan” as defined in Sections 3(1) and 3(2) of ERISA, respectively, whether or not subject to ERISA, including, but not limited to, a plan that provides retirement income or results in deferrals of income by employees for periods extending to their terminations of employment or beyond, and a plan that provides medical, surgical or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and (ii) any other benefit plan, agreement, policy, program or arrangement, including without limitation, any deferred compensation, profit

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sharing, incentive, bonus, stock option, stock purchase, stock or stock-based award, phantom equity, golden  parachute , retention, severance pay, indemnity, change in control, dependent care assistance, Code Section 125 cafeteria, employee assistance, scholarship, employment, consulting, vacation, sick pay or paid time off (PTO), fringe benefit, or other similar benefit plan, agreement, policy, program or arrangement, whether or not reduced to writing and whether funded or unfunded.

“Entity” means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

“Environmental Laws” means any applicable international, federal, state, or local law, rules, regulations, codes, ordinances, decrees, and orders and principles of Common Law relating to, governing, or regulating pollution, protection of human health and the environment, or exposure to Hazardous Substances, including, without limitation, any of the foregoing relating to the use, generation, transport, treatment, storage, release, or disposal of any Hazardous Substance or laws relating to emissions, discharges or releases of any Hazardous Substance into air, surface water, groundwater or land.

“Environmental Liabilities” means any loss, liability (including STRICT LIABILITY), claim, damage, expense, or cost relating to any fines, penalties, damages, remediation costs, natural resource damages, or any environmental response obligation arising from or under any Environmental Laws or any Environmental Permits.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that is treated as a single employer together with the Company under Section 414 of the Code.

“Escrow Agent” means U.S. Bank National Association, a national banking association.

“Escrow Agreement” means that certain Escrow Agreement, dated of even date herewith, by and among the Parent, Members’ Representative and Escrow Agent.

“Escrow Amount” means an amount equal to the sum of the Merger Consideration Escrow Amount and the Indemnity Escrow Amount.

“Exempted Losses” means Indemnity Losses for which Parent Indemnified Parties are entitled to indemnification from the Members as contemplated by this Agreement due to (a) any breach of, or inaccuracy in, any Fundamental Representations, (b) any breach of, or inaccuracy in, any representation or warranty (other than the Fundamental Representations) to the extent of (and in the amount up to) Fundamental Payout Amounts, and (c) claims based on Fraud.

“Export Control Laws” means the Arms Export Control Act, International Traffic in Arms Regulations, Export Administration Regulations and Laws administered and implemented by the Office of Foreign Assets Control (“OFAC”), Foreign Trade Regulations, and any other U.S. or

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foreign Law related to the exportation or importation of supplies or services, including any export or import declaration filing and payment of customs duties.

“Family Member” means, with respect to any natural Person, (a) such Person’s spouse, (b) any children or siblings of such Person or such Person’s spouse and (c) any other natural Person who resides with such Person.

“Final Closing Date Balance Sheet” means the final consolidated balance sheet of the Company as of the Closing Date, as determined pursuant to Section 1.10(b)(ii) or 1.10(b)(iii).

“Final Working Capital Negative Adjustment” means the amount by which the Final Working Capital is less than $10,000,000.00.

“Final Working Capital Positive Adjustment” means the amount by which the Final Working Capital is greater than $10,500,000.00.

“Fraud” means an intentional and willful misrepresentation by a Party with respect to the making of any representation or warranty expressly contained herein; provided, the Party making such representation or warranty had actual knowledge that the applicable representation or warranty (as qualified by the Disclosure Schedules, if applicable) was false at the time it was made, it was made with the intention that the other Party rely thereon to its detriment and the other Party did so rely thereon to its detriment. For the avoidance of doubt, “Fraud” does not include (a) constructive fraud, statutory fraud, equitable fraud, negligent misrepresentation or omission or promissory fraud or (b) any fraud based on constructive knowledge, negligent misrepresentation or recklessness.

“Fundamental Payout Amounts” means with respect to any Indemnity Losses, to the extent that the coverage limit under the R&W Policy is exceeded, the amount of Indemnity Losses that would have been paid from the R&W Policy if not for the amounts previously paid under the R&W Policy for Fundamental Representations.

“Fundamental Representations” means the Company Fundamental Representations and the Member Fundamental Representations.

“Funds Flow Memorandum” means that certain Funds Flow Memorandum, dated as of the Closing Date, by and among Parent, Merger Sub, Members’ Representative and the Company, which shall include the Estimated Settlement Statement.

“GAAP” means the prevailing generally accepted accounting principles in the United States, in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign judicial, legislative, executive or regulatory authority or agency.

“Governmental Authorizations” means approvals, licenses, permits, consents, authorizations, qualifications, orders and certificates from Governmental Authorities necessary to conduct the Business and own and operate the assets of the Business.

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“Hazardous Substance” means any pollutant, contaminant, chemical, waste, material or substance that (i) is defined as toxic or hazardous by, or otherwise regulated or restricted under any Environmental Law because of its actual or potential adverse effects upon health or the environment, or (ii) that causes or may cause injury to persons, property, human health, or the environment and subjects the Company to an Environmental Liability.  “Hazardous Substances” specifically includes but is not limited to: (i) petroleum and petroleum products, including crude oil and any fractions thereof; (ii) natural gas, synthetic gas, and any mixtures thereof; (iii) polychlorinated biphenyls; (iv) asbestos or asbestos-containing materials; and (v) (to the extent regulated under Environmental Laws) per- and polyfluoroalkyl substances, a/k/a “PFAS”.

“Indebtedness” of any Person means any obligations of such Person (a) for borrowed money (whether by loan or the issuance and sale of debt securities or otherwise), (b) evidenced by notes, bonds, indentures or similar instruments, (c) for the deferred purchase price of goods and services (other than trade payables incurred in the Ordinary Course of Business) and all deferred purchase price obligations related to past acquisitions, whether contingent or otherwise (including any “earn-out” or similar payments or obligations at the maximum amount payable in respect thereof), (d) obligations (contingent or otherwise) in respect of any credit agreement, letters of credit or similar instruments issued or accepted by banks and other financial institutions (other than the Comerica Letters of Credit), (e) all deferred revenue and collections in excess of earnings, (f) to the extent not included as a Transaction Expense or in the calculation of Final Working Capital, all employee obligations related to deferred compensation, pensions, retention agreements, transaction bonus agreements, phantom stock obligations or any similar types of payments (other than base salaries payable), including, without limitation, severance, bonus or change of control payments, including the employer portion of any payroll Taxes associated with these payments, (g) under capital leases, but, for the avoidance of doubt, excluding all ground leases and operating leases and determined without regard to the implementation of ASC 842, and (h) in the nature of guarantees of the obligations described in clauses (a) through (g) above of any other Person, and (i) any interest, principal, breakage costs, prepayment or other premiums, penalties and other fees, costs and expenses associated with prepayment or redemption or tender for any of the foregoing; provided, that Indebtedness shall not include any (x) accounts payable to trade creditors, purchase commitments incurred in the Ordinary Course of Business, or accrued expenses and deferred revenues, in each case to the extent included as Working Capital Liabilities in the calculation of Final Working Capital, or (y) Taxes other than as expressly set forth above in clause (f) of this definition, which amount shall not be less than zero for any jurisdiction.

“Indemnified Taxes” means (i) any Taxes (or the non-payment thereof) imposed on or with respect to the Company with respect to any Pre-Closing Tax Period (determined with respect to a Straddle Period in accordance with Section 9.1(a)), including any payroll taxes deferred by the Company pursuant to the CARES Act or other similar Executive Order, state, or local Law, (ii) any payments for Taxes required by the Company to be made after the Closing Date pursuant to a Tax sharing, Tax indemnity, Tax allocation or similar contracts (whether or not written) to which the Company was obligated, or was a party, on or prior to the Closing Date (and, in each case, as in effect prior to the Closing), other than any payments for Taxes pursuant to a Non-TSA except to the extent such payment was required to have been paid prior to the Closing and was not so paid in breach of such Non-TSA, (iii) any and all Taxes of any Person imposed on the Company as a transferee or successor or pursuant to any Law, rule or regulation, in each case, which Taxes relate

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to an event or transaction occurring on or prior to the Closing, (iv) all Taxes of any Member for a Pre-Closing Tax Period to the extent not arising from a breach by Parent (or any of its Affiliates) of any representation, warranty or covenant in any Transaction Document, and (v) all Taxes for which the Members are responsible pursuant to Section 9.1(d); provided, however, notwithstanding anything to the contrary herein, Indemnified Taxes will not include any Tax that is (x) taken into account in the determination of Indebtedness, Transaction Expense or Working Capital (y) otherwise withheld or deducted pursuant to Section 1.14 or (z) (i) due or payable for a tax period other than for a Pre-Closing Tax Period or (ii) arises on the Closing Date but after the Closing.

“Indemnity Escrow Amount” means an amount equal to $278,250.

“Indemnity Loss” means any damages, losses, liabilities, claims, Lien, penalties, costs, expenses, duties, deficiencies, demands, Proceedings, assessments and Taxes (including costs of investigation and defense and reasonable attorneys’ fees and expenses); provided, that (i) with respect to claims arising under Sections 8.1(a)(i), 8.1(a)(ii) and 8.1(b)(i) other than for a breach of a Fundamental Representation, Indemnity Losses shall not include any punitive or exemplary damages or any criminal fines or penalties, except to the extent (a) insurable under the applicable law of any Most Favorable Jurisdiction (as defined in the R&W Policy) and (b) awarded or assessed against the Insureds (as defined in the R&W Policy) in connection with a Third Party Claim (as defined in the R&W Policy) pursuant to (1) a final settlement consented to in writing by the Insurer or (2) a final (x) order of a government or regulatory agency, (y) judgment of a court of competent jurisdiction or (z) award of an arbitrator, arbitration panel or similar adjudicative body; provided that the Defense Costs (as defined in the R&W Policy) or Prosecution Costs (as defined in the R&W Policy) relating to the foregoing shall constitute Indemnity Loss, and (ii) other than for the claims set forth in clause (i), Indemnity Losses shall not include any Non-Reimbursable Damages.

“Independent Accounting Firm” means Deloitte.

“Information Systems” means the internal or third-party information and reporting systems of the Company (whether owned, licensed, leased or otherwise) that are used in its Business or operations, including computer hardware systems, Software and embedded systems.

“Intellectual Property” means all intellectual property, whether arising or protected under the laws of the United States or any other jurisdiction or treaty, including, without limitation: (a) Trademarks; (b) all patents (including certificates of invention, industrial rights and other patent equivalents), provisional, non-provisional, divisional, continuation, continuation in-part and reissue applications and patents issuing therefrom, any revivals, renewals, extensions, inventions and discoveries that may be patentable (collectively, “Patents”); (c) all registered and unregistered copyrights in both published works and unpublished works and applications for registration, all moral rights and all rights to register and obtain renewals and extensions of registrations; (d) all know-how, trade secrets, concepts, processes, customer lists, technical information and other confidential or proprietary information (collectively, “Trade Secrets”); (e) all user guides, manuals, instructions, forms, layouts, programmer notes or logs, source code annotations, designs, plans, drawings, process technology, plans, blue prints, documentation or materials that relate to

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any aspect of the Intellectual Property, whether in tangible, electronic or other intangible form; (f) all rights in internet web sites, FTP sites and internet domain names used, including all associated scripts, information, text, graphics and other content relating to the websites or FTP site and all derivative works thereof; (g) all versions of all software (including software programs, objects, modules, routines, algorithms and code, in source code, object code and executable form), machine readable databases and compilations, data structures and all data and collections of data and all derivative works of any such software (collectively, “Software”); and (h) all rights in mask works and similar rights protecting circuits and chip topographies and layouts.

“Inventory” or “Inventories” means all inventories of the Company, wherever located, including all finished goods, work in process, raw materials, spare parts, replacement parts and all other materials, supplies to be used or consumed by the Company in the operation of the Business.

“Knowledge of Catapult,” or any phrase of similar import means the actual knowledge of Gregory D. Laake, after making reasonable investigation of such Personnel of the Company who, in light of the role of the Person in the Company, would reasonably be expected to know the subject matter of the applicable representations and warranties.

“Knowledge of the Company,” or any phrase of similar import means the actual knowledge of Mark Crowder and Samantha Zamarripa, after making reasonable investigation of such Personnel of the Company who, in light of the role of the Person in the Company, would reasonably be expected to know the subject matter of the applicable representations and warranties.

“Latest Balance Sheet” means the unaudited balance sheet of the Company as of the Latest Balance Sheet Date.

“Laws” means all laws, statutes, rules, regulations, ordinances, policy, order, decree, consent decree, governmental requirement and other pronouncements in effect on the date of this Agreement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

“Comerica Letters of Credit” means (i) that certain Letter of Credit No. OSB20037T, dated October 13, 2021, as amended, and (ii) that certain Letter of Credit No. OSB22126T, dated September 30, 2022, as amended, each issued by Comerica Bank in favor of Zurich American Insurance Company.

“Liens” means any liens (statutory or other), mortgages, pledges, security interests, charges, claims, options, easements, rights of way (other than easements of record) and other encumbrances of any kind or nature whatsoever, including those encumbrances set forth on any schedule hereto.

“Material Adverse Effect” means change, effect, fact, event, circumstance or occurrence, including any change affecting the business, customer, employee or Governmental Authority relations of the Company, which individually or in the aggregate with any one or more other changes, effects, facts, event, circumstances or occurrences has had or may reasonably be expected to have a material and adverse effect on, or a material adverse change in, as the case may be, the

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assets, financial position, or results of operations of the Company, taken as a whole; provided, however, that none of the following shall be deemed to constitute a Material Adverse Effect:  (a) any adverse change, event, development or effect arising from or relating to (1) the execution, performance or public announcement of this Agreement or the transactions contemplated by this Agreement, (2) general business or economic conditions, including such conditions related to the Business and the concrete and aggregates industries (including changes in commodity prices, general market prices and regulatory changes affecting such industry generally), (3) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war or the occurrence of any military or terrorist attack upon the United States or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (4) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index) and any fluctuations in interest, currency, or exchange rates, (5) changes in GAAP or any Law or industry standard, (6) the failure of the Company to meet, with respect to any period or periods, any internal or industry analyst, projections, forecasts, estimates of earnings or revenues, or business plans, (7) acts of God, earthquakes, hurricanes, tornados, any weather-related or other force majeure event or natural disasters, (8) crises affecting public health, safety or welfare, including any epidemic, pandemic, or disease outbreak (including the COVID-19 virus), public health emergencies, including the continuation, escalation or worsening of such conditions; (9) actions required to be taken under applicable Laws (including in compliance with Laws resulting from or relating to COVID-19 or other disease, virus, or outbreak) or Contracts; or (10) matters that arise from any actions or omissions of Parent, Merger Sub and their Affiliates; provided, however, that in the case of each of the foregoing clauses (2) through (5) and (7) through (10), any change, effect, fact, event, circumstance or occurrence may be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such change, effect, fact, event, circumstance or occurrence has a disproportionate impact on the Company relative to other businesses participating in the industries in which the Company conducts its business, or (b) any action or omission of the Company or Members’ Representative or any of their respective Affiliates taken with the written consent or waiver of Parent.

“Member Fundamental Representation” means, with respect to any Member, those representations and warranties in Section 3.1 (Organizational Status; Authorization) and Section 3.2(a) (No Conflicts; Consent and Approvals).

“Members” means, collectively, the holders of Company Membership Interests.

“Merger Consideration Escrow Amount” means an amount equal to $1,000,000.00.

“Non-Reimbursable Damages” means special, punitive, exemplary, incidental, consequential or indirect damages (including any damages on account of diminution in value, lost profits or opportunities, or lost or delayed business based on valuation methodologies ascribing a decrease in value to the company member, on the basis of a multiple of a reduction in a multiple based or yield-based measure of financial performance), whether based on contract, tort, strict liability, other law or otherwise and whether or not arising from the other party’s or any of its affiliates’ or representatives’ sole, joint or concurrent negligence, strict liability or other fault;

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provided, that (i) any amounts payable to a third party pursuant to a Third-Party Claim awarded by a court of competent jurisdiction and (ii) any damages that are the reasonably foreseeable result of the underlying breach will not be deemed Non-Reimbursable Damages.

“Ordinary Course of Business” means, with respect to the Company, the ordinary and usual course of normal day-to-day operations of the business of the Company consistent with past custom and practice; provided, that in no event shall any breach of Law or Contract or violation of any Governmental Authorization be considered ordinary or usual course of normal day-to-day operations of the business of the Company.

“Paid-Off Closing Debt” means the Closing Debt set forth on Schedule 1.7(b), which will be paid off at Closing in accordance with Section 1.7(b)(i); provided, that, for purposes of calculating any per diem owed under such Paid-Off Closing Debt, Paid-Off Closing Debt will be calculated as of payoff in accordance with Section 1.7(b)(i) and not as of the Balance Sheet Time.

“Pass-Through Tax Return” means any Tax Return (such as an IRS Form 1065 and associated IRS Schedules K-1 and corresponding, and local and non-U.S. Tax Returns) of the Company with respect to which the Company is treated as a flow-through or fiscally transparent entity for purposes of such Tax Return, i.e., where items of any income, gain, losses, deductions or other Tax items of the Company reflected on such Tax Returns are allocated to, and intended to be reflected on the Tax Return(s) of, as applicable, the Company’s direct or indirect members, partners or equity owners (which shall include for this purpose any “composite,” non-resident partner withholding, or similar Tax Return and including any and all Tax Returns and elections relating to any “pass through entity” tax or similar regime).  By way of example and without limitation, Tax Returns primarily concerning property Taxes, sales and use Taxes, payroll Taxes, and withholding Taxes (other than any such withholding Taxes associated with a “composite,” a non-resident partner withholding or similar Tax Return) are not Pass-Through Tax Returns.

“Payoff Letters” means pay-off letters from the holders of Paid-Off Closing Debt of the Company indicating the amounts necessary to be paid at Closing in order to repay in full all amounts owed with respect thereto, and, if such Paid-Off Closing Debt is secured, an undertaking or allowance by such holder to discharge in connection with the Closing any Lien securing such Paid-Off Closing Debt.

“Permitted Encumbrances” means (a) restrictions on any sale, assignment or transfer of securities under applicable securities Laws, (b) restrictions on any sale, assignment or transfer of the Company Membership Interests or other equity interests of the Company set forth in the Charter Documents of the Company, and (c) any Liens created by or through Parent or any of its respective Affiliates.

“Permitted Liens” means (a) statutory Liens for Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings, (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the Ordinary Course of Business, (c) public roads and highways, (d) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (e) Liens and other rights reserved by or in favor of (i) any landlord or lessor under a Real Property

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Lease or (ii) any grantor under the instrument creating or vesting title in and to any Real Property, (f) other Liens arising in the Ordinary Course of Business and not incurred in connection with the incurrence of Indebtedness, (g) Liens created by Parent or its Affiliates, (h) Liens imposed by Law with respect to obligations not yet delinquent, (i) with respect to the Real Property, (i) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the Real Property, (ii) covenants, conditions, restrictions, easements and other similar matters that would be disclosed by an inspection or accurate survey of any parcel of Real Property; provided, that the same, individually and in the aggregate, do not impair in any material respect the occupancy, use or operation of any Real Property for purpose of the ownership or operation of the Business, (iii) all matters, both general and specific, that are disclosed (whether or not subsequently deleted or endorsed over) in any title policies insuring Real Property or any commitments therefor that have been made available to Parent or Merger Sub or obtained by or on behalf of Parent or Merger Sub, (iv) any easement, encroachment, restriction, right-of-way and any other defect, whether or not of record; provided, that the same, individually and in the aggregate, do not impair in any material respect the occupancy, use or operation of any Real Property for purposes of the ownership or operation of the Business, (v) permits, licenses, surface leases, sub-surface leases, grazing rights, logging rights, ponds, lakes, waterways, canals, ditches, reservoirs, equipment, pipelines, utility lines, railways, streets, roads and structures; provided, that the same, individually and in the aggregate, do not impair in any material respect the occupancy, use or operation of any Real Property for purposes of the ownership or operation of the Business, and (vi) preferential rights to purchase and similar contractual provisions and consents to or approval of or waivers respecting assignments and similar agreements, (j) Liens that shall be released, waived or otherwise terminated in connection with the Closing, and (k) those matters identified on Schedule 1.1-PL.

“Person” means any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other such entity.

“Personal Data” means (a) a natural person’s name, street address, telephone number, email address, passport number, credit card number, bank information, or account number, and (b) any other piece of non-publicly available information that allows the identification of such natural person.

“Personnel” means any director, manager, officer, employee, consultant, agent of such Person.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

“Prepaid Capital Lease Payments” means all deposits paid pursuant to the terms of the equipment schedules to the Master Equipment Lease Agreement No. 21647, dated October 11, 2018, as may be amended from time to time.

“Proceeding” means an action, arbitration, audit, hearing, litigation or suit (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before any Governmental Authority or arbitrator.

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“Representatives” means with respect to any Person, its Affiliates and its and their respective officers, directors, managers, employees, counsel, accountants, financial advisers, consultants or agents.

“Retention” has the meaning set forth in the R&W Policy.

“R&W Policy” means that certain Representations and Warranties Insurance Policy, dated as of the Closing Date and issued by Travelers Excess and Surplus Lines Company to Parent.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” or “Subsidiaries” shall mean, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, or a majority of the outstanding voting securities of which, are owned directly or indirectly by such entity.

“Tax Return” means all returns and reports (including declarations, disclosures, schedules and information returns), including any amendments thereof, required to be supplied to a Tax authority relating to Taxes.

“Taxes” means all federal, state, local and foreign taxes, including without limitation, income taxes, capital gains taxes, intangible taxes, gross receipts tax, ad valorem taxes, estimated taxes, value-added taxes, windfall profits taxes, franchise taxes, withholding taxes, payroll and employment taxes, unemployment insurance taxes, social security taxes, sales and use taxes, excise taxes, real and personal property taxes, stamp taxes, transfer taxes and workers’ compensation taxes, alternative or add-on minimum taxes, and other similar taxes of any kind such as highway use, fuel  or customs duties, in all cases together with all interest, penalties and additions payable with respect thereto.

“Taxing Authority” means any Governmental Authority that imposes, administers, collects or regulates Taxes in any applicable jurisdiction.

“Trademark” means all trade names, trademarks, service marks, trade dress, brand names, designs, jingles, slogans, logos, or corporate names, whether registered or unregistered, and all registrations and applications thereof (including, in each case, the goodwill associated therewith).

“Transaction Documents” means this Agreement, the Escrow Agreement, the Transition Services Agreement, the Restrictive Covenants Agreements, the Funds Flow Memorandum and any other agreement, certificate or similar document to be executed and/or delivered pursuant to this Agreement and the transactions contemplated herein.

“Transaction Expenses” means (a) all investment banking fees, costs and expenses and legal fees, costs and expenses incurred by the Members or the Company in connection with the preparation for, negotiation or consummation of the transactions contemplated by this Agreement and the other Transaction Documents, (b) 50% of all premiums, fees, costs and expenses payable at or prior to the Closing with respect to or otherwise in connection with the binding and issuance of the R&W Policy; (c) 50% of the Escrow Agent’s fee with respect to the Escrow Agreement; (d)

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all amounts payable to Catapult, its Subsidiaries, NGP X US Holdings, L.P. or NGP Energy Technology Partners II, L.P. pursuant to the Advisory Services Agreement or otherwise; and (e) any transaction, retention, or change in control bonus, or severance payments in connection with the transactions contemplated by this Agreement, or similar compensatory amounts payable to any employees or service providers of the Company that become payable by the Company pursuant to an agreement with the Company, any Member or any of their respective Affiliates (other than Parent) in whole or in part as a result of or in combination with the consummation of the transactions contemplated hereby (including, in each case, the employer’s share of any Tax withholding and any gross-up or similar payments for another Person’s Taxes required to be paid in connection therewith).

“Transaction Tax Deduction” means, any item of Tax deduction available (on a “more likely than not” or greater reporting basis) under applicable Law relating to or arising (in whole or in part) from (i) any Transaction Expenses (including for this purpose any amount that would be a Transaction Expense), (ii) any unamortized fees, deferred financing costs, or other amounts deductible as a result of the payment of or otherwise with respect to the Closing Debt, (iii) any expenses or fees paid prior to the Closing, and (iv) liabilities and similar items included in the Final Working Capital determination; provided, as and to the extent relevant, the parties agree that an election under Revenue Procedure 2011-29 will be made to apply the 70% safe harbor to any “success based fee” as defined in Treasury Regulation Section 1.263(a)-5(f) that are included as Transaction Tax Deductions.

“Unpaid Closing Taxes” means any unpaid Taxes of the Company (in each case) that have an original due date (i.e., are first due) on or after the Closing Date but which are due and payable for solely a Pre-Closing Tax Period; provided, that for purposes of determining such unpaid Taxes (i) such amounts shall be determined by following the past practices used by the Company for determining its tax payment and filing obligations; (ii) all Transaction Tax Deductions shall be allocable to taxable periods (or portions thereof in the case of Straddle Periods) ending on or prior to the Closing Date and taken into account; (iii) all available Tax credits, overpayments, and estimated payments shall be taken into account as outstanding and accrued assets and offsets to Tax liabilities; (iv) any Taxes for a Straddle Period shall be determined in accordance with Section 9.1(a); (v) any and all amounts of deferred income and/or deferred Taxes shall be excluded from such determinations and (vi) in all events, any Transfer Taxes and any Taxes arising on the Closing Date from events occurring, or income, gains or profits accruing or arising, after the Closing will be excluded from any such determination.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state or local Law.

“Working Capital” means, as of the Closing Date, an amount (which may be positive or negative) equal to the total book value of the current assets of the Company minus the Working Capital Liabilities, determined in accordance with the policies, practices and methods set forth on Schedule 1.10; provided, however, that current assets shall not include (i) any Closing Cash, (ii) any Prepaid Capital Lease Payments or (iii) any deferred Tax assets.

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“Working Capital Liabilities” means the current liabilities of the Company, determined in accordance with the policies, practices and methods set forth on Schedule 1.10; provided, however, that Working Capital Liabilities shall not include (i) any Indebtedness, (ii) any Taxes other than Unpaid Closing Taxes, (iii) any payments by Parent pursuant to this Agreement, or (iv) any Transaction Expenses.

In addition to the terms set forth above, the following terms shall have the meanings assigned to them in the provisions of this Agreement shown in the table below:

Defined Term	Location in Agreement
Act	Recitals
Affiliate Transaction	Section 2.23
Agreement	Preamble
Allocation Principles	Section 1.11(b)
Balance Sheet Time	Section 1.10(a)
Base Price	Section 1.7(a)
Books and Records	Section 9.2(b)(i)
Business	Recitals
Catapult Confidential Information	Section 5.10
Certificate of Merger	Section 1.1
Claimant	Section 8.4
Closing	Section 1.8
Closing Amount	Section 1.7(b)(iv)
Closing Date	Preamble
Company	Preamble
Company Benefit Plan	Section 2.8(a)
Company Employees	Section 2.15(a)
Company Indemnified Party	Section 5.5(a)
Company’s Intellectual Property	Section 2.9(a)
Company Membership Interests	Section 1.5(a)
Continuing Employees	Section 5.7(a)
Disagreement Notice	Section 8.5
Dispute Deadline	Section 1.10(b)(ii)
Dispute Notice	Section 1.10(b)(ii)
Due Diligence Information	Section 8.2(b)(ii)
Effective Time	Section 1.1
Election Notice	Section 8.6(a)
Environmental Permits	Section 2.14(a)
Estimated Closing Cash	Section 1.10(a)
Estimated Closing Date Balance Sheet	Section 1.10(a)
Estimated Closing Debt	Section 1.10(a)
Estimated Closing Transaction Expenses	Section 1.10(a)
Estimated Settlement Statement	Section 1.10(a)
Exception Claims	Section 8.6(a)
Facilities	Section 2.6(a)
Final Closing Cash	Section 1.10(b)(iv)

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Final Closing Debt	Section 1.10(b)(iv)
Final Closing Transaction Expenses	Section 1.10(b)(iv)
Final Merger Consideration	Section 1.10(b)(iv)
Final Working Capital	Section 1.10(b)(iv)
Financial Statements	Section 2.4(a)
Indemnification Cap	Section 8.8(c)
Indemnification Deductible	Section 8.8(b)
Indemnification Notice	Section 8.4
Indemnified Directors and Officers	Section 5.5(b)
Indemnifying Party	Section 8.4
Indemnity Threshold	Section 8.8(a)
Interim Financial Statements	Section 2.4(a)
Initial Closing Date Balance Sheet	Section 1.10(b)(i)
Initial Closing Date Cash	Section 1.10(b)(i)
Initial Closing Date Debt	Section 1.10(b)(i)
Initial Closing Date Items	Section 1.10(b)(i)
Initial Closing Date Transaction Expenses	Section 1.10(b)(i)
Initial Closing Date Working Capital	Section 1.10(b)(i)
Latest Balance Sheet Date	Section 2.4(a)
Leased Real Property	Section 2.6(a)
Litigation Notice	Section 8.4
Majority Holders	Section 10.17(a)
Material Contracts	Section 2.7(a)
Material Customer	Section 2.22
Material Supplier	Section 2.22
Members Group Law Firm	Section 10.15(a)
Member Indemnified Parties	Section 8.3
Members’ Representative	Preamble
Merger	Recitals
Merger Consideration	Section 1.7(a)
Merger Consideration Allocation	Section 1.11(b)
Merger Sub	Preamble
Non-Preparing Party	Section 9.1(b)
Non-Recourse Party	Section 10.16
Non-TSA	Section 2.12(g)
Other Firm	Section 9.1(b)
Owned Real Property	Section 2.6(a)
Parent	Preamble
Parent Assignee	Section 10.6
Parent Closing Statement	Section 1.10(b)(i)
Parent Indemnified Parties	Section 8.1(a)
Parent Plan	Section 5.7(b)
Parent Prepared Return	Section 9.1(b)
Parties	Preamble
Party	Preamble

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Paying Agent	Section 1.3
Personal Property Leases	Section 2.6(c)
Policy	Section 2.17
Pre-Closing Pass-Through Tax Return	Section 9.1(b)
Preparing Party	Section 9.1(b)
Privileged Communications	Section 10.15(c)
Pro Rata Percentage	Section 1.10(a)
Property Taxes	Section 9.1(a)
Real Property Lease	Section 2.6(b)
Remaining Dispute Items	Section 1.10(b)(iii)
Required Governmental Authorizations	Section 2.10(a)
Restrictive Covenant Agreements	Section 1.9(a)(x)
Reviewable Return	Section 9.1(b)
Shortfall	Section 1.10(c)
Stout	Section 1.11(b)
Stout Valuation Report	Section 1.11(b)
Straddle Period	Section 9.1(a)
Surviving Company	Section 1.1
Surviving Company LLC Agreement	Section 1.3
Tail Coverage	Section 5.5(b)
Tax Claim	Section 9.1(g)
Tax Reps	Section 2.12
Tax Treatment	Section 1.11(a)
Transition Date	Section 5.7(b)
Transfer Taxes	Section 9.1(d)
Third-Party Claim	Section 8.4
Transition Services Agreement	Section 1.9(a)(viii)
Transmittal Letter	Recitals

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